As filed with the Securities and Exchange Commission on January 9, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Direxion Shares ETF Trust II

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

6799

(Primary Standard Industrial Classification Code Number)

27-6710917

(I.R.S. Employer Identification Number)

1301 Avenue of the Americas (6th Avenue)
35th Floor
New York, New York 10019

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Daniel D. O’Neill
1301 Avenue of the Americas (6th Avenue)
35th Floor
New York, New York 10019

Copies to:
Adam R. Henkel	W. Thomas Conner
U.S. Bancorp Fund Services, LLC	Mary T. Payne
615 East Michigan	1301 K St., NW
Milwaukee, WI 53202	Washington, DC 20005

(Name, address, including zip code, and telephone number, including area code, of agent for service)

(Approximate date of commencement of proposed sale to the public):
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:	☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
☐

Large accelerated filer	☐

Accelerated filer	☐

Non-accelerated filer (Do not check if a smaller reporting company)	☑

Smaller reporting company	☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Direxion Daily Gold Bear 1X Shares - Shares of Beneficial Interest	N/A	$40.00	$2,000,000	$272.80
Direxion Daily Gold Bull 3X Shares - Shares of Beneficial Interest	N/A	$40.00	$100,000,000	$13,640
Direxion Daily Gold Bear 3X Shares - Shares of Beneficial Interest	N/A	$40.00	$100,000,000	$13,640
Direxion Daily Silver Bear 1X Shares - Shares of Beneficial Interest	N/A	$40.00	$2,000,000	$272.80
Direxion Daily Silver Bull 3X Shares - Shares of Beneficial Interest	N/A	$40.00	$2,000,000	$272.80
Direxion Daily Silver Bear 3X Shares - Shares of Beneficial Interest	N/A	$40.00	$2,000,000	$272.80
Direxion Daily Euro Bull 3X Shares - Shares of Beneficial Interest	N/A	$40.00	$2,000,000	$272.80
Direxion Daily Euro Bear 3X Shares - Shares of Beneficial Interest	N/A	$40.00	$2,000,000	$272.80
Direxion Daily Japanese Yen Bull 3X Shares - Shares of Beneficial Interest	N/A	$40.00	$2,000,000	$272.80
Direxion Daily Japanese Yen Bear 3X Shares - Shares of Beneficial Interest	N/A	$40.00	$2,000,000	$272.80
Direxion Daily Dollar Bull 3X Shares - Shares of Beneficial Interest	N/A	$40.00	$2,000,000	$272.80
Direxion Daily Dollar Bear 3X Shares - Shares of Beneficial Interest	N/A	$40.00	$2,000,000	$272.80
(1)	The proposed maximum aggregate offering price has been calculated assuming that Shares are sold at a price of $40.00 per Share.
(2)
The total amount reflects previous registration fees paid by the Registrant of $7,843 paid on July 20, 2010. The amount of the registration fee of the Shares is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering price as described above.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated [     ], 2013

DIREXION SHARES ETF TRUST II
	NYSE Arca	Proposed Maximum	Proposed Maximum	Proposed Maximum Aggregate
Title of Securities to be Registered	Ticker Symbol	Price per Share	Price Per Creation Unit	Offering Price Per Fund
Direxion Daily Gold Bear 1X Shares		$40.00	$2,000,000.00	$2,000,000
Direxion Daily Gold Bull 3X Shares	GLDL	$40.00	$2,000,000.00	$100,000,000
Direxion Daily Gold Bear 3X Shares	GLDS	$40.00	$2,000,000.00	$100,000,000
Direxion Daily Silver Bear 1X Shares		$40.00	$2,000,000.00	$2,000,000
Direxion Daily Silver Bull 3X Shares	SLVU	$40.00	$2,000,000.00	$2,000,000
Direxion Daily Silver Bear 3X Shares	SLVD	$40.00	$2,000,000.00	$2,000,000
Direxion Daily Japanese Yen Bull 3X Shares		$40.00	$2,000,000.00	$2,000,000
Direxion Daily Japanese Yen Bear 3X Shares		$40.00	$2,000,000.00	$2,000,000
Direxion Daily Dollar Bull 3X Shares		$40.00	$2,000,000.00	$2,000,000
Direxion Daily Dollar Bear 3X Shares		$40.00	$2,000,000.00	$2,000,000
Direxion Daily Euro Bull 3X Shares		$40.00	$2,000,000.00	$2,000,000
Direxion Daily Euro Bear 3X Shares		$40.00	$2,000,000.00	$2,000,000

Direxion Shares ETF Trust II (the “Trust”) is a Delaware statutory trust currently organized into 12 series listed above (each, a “Fund,” and collectively, the “Funds”). Common units of beneficial interest (“Shares”) in any or all of the Funds may be offered on a continuous basis and the offering is not expected to terminate until three years from the date of the prospectus, unless suspended or terminated at any earlier time for certain reasons specified in this prospectus or unless extended as permitted under the rules under the Securities Act of 1933.  The Funds have not, prior to the date of this Prospectus, commenced trading and do not have any performance history. The Trust is an “emerging growth company” under the federal securities laws and, accordingly, is able to take advantage of certain reduced disclosure and reporting requirements.

The sponsor of the Funds is Direxion Asset Management, LLC (the “Sponsor”).

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE [__].

Each of the Funds seeks daily leveraged investment results and is riskier than most mutual funds and exchange-traded funds.  Investors who do not understand the Funds and do not intend to actively monitor and manage their portfolios should not invest in the Funds.

Each of the Funds seeks to provide investment returns (before fees and expenses) of a multiple or inverse multiple (e.g. 300%, -300% or -100%) of the returns of an underlying benchmark for a single trading day and not for any other period.  The Funds do not and should not be expected to return 300%, -300% or -100%, as applicable, of the return of their benchmark over any period of time other than from the close of markets on one trading day to the close of markets on the following trading day.  As used in this prospectus, the terms “daily,” “day,” and “trading day,” refer to the period from the close of the markets one trading day to the close of the markets on the next trading day.

The Funds are designed to provide benchmark exposure to sophisticated traders who actively monitor and manage their portfolios and understand:
(a)	for all Funds, the consequences of daily investment objectives;
(b)	for each Fund with the word “3X” in their names (the “Leveraged Funds”), the risks associated with leverage; and
(c)	for each Fund with the word “Bear” in its name, the risks associated with shorting.

(1)
Implications of daily objectives: The exposure to the target index received by an investor who purchases shares at a time other than at the close of trading on a business day will deviate from the stated 300%, -300% or -100% investment objective by an amount determined by the benchmark performance since the beginning of trading on that business day.

If an investor holds a Fund’s shares through beyond the close of markets on one trading day or days (i.e. past when a Fund’s portfolio and exposure are rebalanced), the investor’s overall return is likely to deviate from 300%, -300% or -100% (as applicable) of the benchmark index’s performance for the period the shares are held.

(2)
Implications of Leverage: Each Leveraged Fund magnifies risk through the pursuit of leveraged investment results.  If a Leveraged Fund’s underlying benchmark index moves 33% or more in a given business day in a direction adverse to the Fund, the Fund’s investors would lose all of their money.

(3)
Implications of Shorting: Each Fund with “Bear” in its name pursues investment goals that are inverse to the performance of their benchmark, an investment style known as “shorting”, which is an investment strategy opposite of most mutual funds.

There is no assurance that any of the Funds offered in this prospectus will achieve their objectives and an investment in a Fund could lose money. No single Fund is a complete investment program.

This is a best efforts offering; the Distributor, Foreside Fund Services, LLC (the “Distributor”), is not required to sell any specific number or dollar amount of Shares, but will use its best efforts to sell Shares.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. The Funds are subject to regulations as commodity pools under the Commodity Exchange Act and their sponsor is subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator and a commodity trading advisor.

NEITHER THE TRUST NOR ANY FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COPMANY AS DEFINED IN THE INVESTMENT COMPANY ACTION OF 1940, AS AMENDED (THE “1940 Act”), AND NEITHER THE TRUST NOR ANY FUND IS SUBJECT TO REGULATION THEREUNDER.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

This Prospectus has two parts: a disclosure document and a statement of additional information.  These parts are bound together, and both contain important information.

[     ], 2013

The Shares are neither interests in nor obligations of any of the Sponsor, Wilmington Trust Company (the “Trustee”), or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL, AT PAGES [   ] THROUGH [   ], AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES [   ] TO [   ].

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES [   ] THROUGH [   ].

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTION CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES.  IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS.  HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS.  THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL'S OBLIGATIONS OR THE POOL'S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. INVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE BOOKS AND RECORDS OF EACH FUND ARE MAINTAINED AS FOLLOWS:

•	All marketing materials are maintained by Foreside Fund Services, LLC at Foreside’s offices located at 3 Canal Plaza, Suite 100, Portland, Maine 04101.

•
Creation Unit creation and redemption books and records, accounting and certain other financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the register, transfer journals and related details) and certain trading and related documents received from Futures Commission Merchants (“FCMs”) are maintained at the offices of:  [        ].

•
All other books and records of each Fund (including minute books and other general corporate records, trading records and related reports) are maintained at each Fund’s principal office, c/o Direxion Asset Management, LLC, 1301 Avenue of the Americas (6th Avenue), 35th Floor, New York, New York, 10019.

SHAREHOLDERS HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO THE COMMODITY FUTURES TRADING COMMISSION (“CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS ARE POSTED ON THE SPONSOR’S WEBSITE AT WWW.DIREXIONSHARES.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE SPONSOR’S WEBSITE AT THE DISCRETION OF THE SPONSOR OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUNDS’ FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS. THE TAX INFORMATION RELATING TO SHARES OF EACH FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS WILL ALSO BE DISTRIBUTED.

THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1–800–SEC–0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, ANY OF THE FUNDS, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

DIREXION SHARES ETF TRUST II
TABLE OF CONTENTS

OFFERED SERIES DISCLOSURE

i

ii

iii

OFFERED SERIES DISCLOSURE

SUMMARY

Investors should read the following summary together with the more detailed information, including under the caption “Risk Factors,” and all exhibits to this Prospectus before deciding to invest in any Shares. For ease of reference, any references throughout this Prospectus to various actions taken by each of the Funds are actually actions that the Trust has taken on behalf of such Funds.

NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS THAT PRINCIPALLY INVEST IN COMMODITIES OR CURRENCIES.

THESE FUNDS HAVE NOT COMMENCED TRADING AND DO NOT HAVE ANY PERFORMANCE HISTORY.
Important Risk Information About the Funds

Each of the Funds seeks daily leveraged investment results and is riskier than most mutual funds and exchange-traded funds.

Investors who do not understand the Funds and do not intend to actively monitor and manage their portfolios should not invest in the Funds.

Each of the Funds seeks to provide investment returns (before fees and expenses) of a multiple or inverse multiple (e.g. 300%, -300% or -100%) of the returns of an underlying benchmark for a single trading day and not for any other period.  The Funds do not and should not be expected to return 300%, -300% or -100%, as applicable, of the return of their benchmark over any period of time other than from the close of markets on one trading day to the close of markets on the following trading day.  As used in this prospectus, the terms “daily,” “day,” and “trading day,” refer to the period from the close of the markets one trading day to the close of the markets on the next trading day.

The Funds are designed to provide benchmark exposure to sophisticated traders who actively  monitor and manage their portfolios and understand:

(a)	for all Funds, the consequences of daily objectives;
(b)	for each Fund with the word “3X” in their names (the “Leveraged Funds”), the risks associated with leverage; and
(c)	for each Fund with the word “Bear 1X” (the “1X Bear Funds”) or “Bear 3X” (the “Leveraged Bear Funds”) in its name, the risks associated with shorting.

(1)
Implications of daily objectives: The exposure to the target index received by an investor who purchases shares at a time other than at the close of trading on a business day will deviate from the stated 300%, -300% or -100% investment objective by an amount determined by the benchmark performance since the beginning of trading on that business day.

If an investor holds a Fund’s shares beyond the close of markets on one trading day or days (i.e. past when a Fund’s portfolio and exposure are rebalanced), the investor’s overall return is likely to deviate from 300%, -300% or -100% (as applicable) of the benchmark index’s performance for the period the shares are held.

(2)
Implications of Leverage: Each Leveraged Fund magnifies risk through the pursuit of leveraged investment results.  If a Leveraged Fund’s underlying benchmark index moves 33% or more in a given business day in a direction adverse to the Fund, the Fund’s investors would lose all of their money.

Table of Contents - Prospectus

(3)
Implications of Shorting: Each 1X Bear Fund and Leveraged Bear Fund pursues investment goals that are inverse to the performance of their benchmark, an investment style known as “shorting”, which is an investment strategy opposite of most mutual funds.

A more extensive discussion of the additional risks of investing in the Funds appears under “Risk Factors” beginnin g on page [__].

Overview

The Funds offer investors the opportunity to obtain leveraged, short or long exposure to particular commodities or particular currencies. Each Fund seeks daily correlation to its benchmark and should not be expected to track the performance of its benchmark for any period longer than one business day.

Each Fund intends to obtain exposure to its benchmark by taking long or short positions in futures contracts on its underlying commodity or currency, as applicable.  In the event position accountability rules or position limits are reached with respect to the futures contracts, the Funds’ sponsor, Direxion Asset Management, LLC (the “Sponsor”) may, in its commercially reasonable judgment, cause the effected Fund to obtain exposure to its benchmark through cash-settled, exchange-traded swaps and other over-the-counter transactions that are based on the price of the futures contract (“Financial Instruments”), if such instruments tend to exhibit trading prices or returns that correlate with the related futures contract and will further the investment objective of such Fund.  The Funds may also invest in Financial Instruments if the market for a specific futures contract experiences an event that halts or suspends trading on the subject futures contract and would prevent the related Fund from obtaining the appropriate amount of investment exposure to the affected futures contracts directly.  Each Fund will hold cash or invest in cash equivalents and/or U.S. Treasury Securities or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and repurchase agreements collateralized by government securities) that serve as collateral for Financial Instruments.

In seeking to achieve the Funds’ investment objectives, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes, in combination, should produce daily returns consistent with the Funds’ objectives. The Sponsor relies upon a pre-determined model to generate orders that result in repositioning the Funds’ investments in accordance with their respective investment objective. The mathematical model is engineered during the product development phase prior to a Fund’s launch and is adjusted when necessary in order to help the Funds achieve their investment objectives.

The Sponsor does not invest the assets of the Funds based on its view of the investment merit of a particular investment, other than for cash management purposes, nor does it conduct conventional commodity or currency research or analysis, or forecast market movement or trends in managing the assets of the Funds. Each Fund generally seeks to remain fully exposed at all times to its underlying benchmark without regard to market conditions, trends or direction and generally does not take defensive positions.

Direxion Asset Management, LLC, a Delaware limited liability company, serves as the Trust’s Sponsor, commodity pool operator and commodity trading advisor. The principal office of the Sponsor and the Funds is located at 1301 Avenue of the Americas (6th Avenue), 35th Floor, New York, New York, 10019. The telephone number of the Sponsor and each of the Funds is 866-476-7523.

As used in this prospectus, the terms “daily,” “day,” and “trading day,” refer to the period from the close of the markets one trading day to the close of the markets on the next trading day.

The Gold Funds

The Direxion Daily Gold Bear 1X Shares, Direxion Daily Gold Bull 3X Shares and Direxion Daily Gold Bear 3X Shares (the “Gold Funds”) attempt to provide daily investment results (before fees and expenses) that correlate to -100%, 300% or -300% respectively, of the daily performance of their target benchmark.  Specifically, the benchmark for the Gold Funds is the daily last sale price value occurring on or before 4:00 p.m. E.T. of a standard futures contract for the current active month for 100 troy ounces of gold, specified by the Chicago Mercantile Exchange (the “CME”) to be of a grade and quality that shall assay to a minimum of 995 fineness, as measured in U.S. Dollars and cents per troy ounce with a minimum fluctuation of $0.10 per troy ounce (the “Gold Benchmark Futures Contract”).  The benchmark’s value will be calculated as the last sale price published by the CME on or before 4:00 p.m. E.T. (the “Daily Last Sale Value”) for the Gold Benchmark Futures Contract and may reflect trades occurring and published by the CME outside the normal trading session for the Gold Benchmark Futures Contract.

Table of Contents - Prospectus

The Silver Funds

The Direxion Daily Silver Bear 1X Shares, Direxion Daily Silver Bull 3X Shares and Direxion Daily Silver Bear 3X Shares (the “Silver Funds,” and collectively with the Gold Funds, the “Commodity Funds”) attempt to provide daily investment results (before fees and expenses) that correlate to -100%, 300% or -300% respectively, of the daily performance of their target benchmark.  Specifically, the benchmark for the Silver Funds is the daily last sale price value occurring on or before 4:00 p.m. E.T. of a standard futures contract for the current active month for 5,000 troy ounces of silver, specified by the CME to be at a grade and quality that shall assay to a minimum of 999 fineness, as measured in U.S. Dollars and cents per troy ounce with a minimum fluctuation of $0.10 per troy ounce (the “Silver Benchmark Futures Contract”).  The Daily Last Sale Value for the Silver Benchmark Futures Contract may reflect trades occurring and published by the CME outside the normal trading session for the Silver Benchmark Futures Contract.

The Yen Funds

The Direxion Daily Japanese Yen Bull 3X Shares and Direxion Daily Japanese Yen Bear 3X Shares (the “Yen Funds”) attempt to provide daily investment results (before fees and expenses) that correlate to 300% or -300% of the daily performance of their target benchmark.  Specifically, the benchmark for the Yen Funds is the daily last sale price value occurring on or before 4:00 p.m. E.T. of a standard futures contract for the current active month for 12,500,000 Japanese Yen, priced in U.S. Dollars and traded on the CME (the “Yen Benchmark Futures Contract”).  The Daily Last Sale Value for the Yen Benchmark Futures Contract may reflect trades occurring and published by the CME outside the normal trading session for the Yen Benchmark Futures Contract.

The Euro Funds

The Direxion Daily Euro Bull 3X Shares and Direxion Daily Euro Bear 3X Shares (the “Euro Funds”) attempt to provide daily investment results (before fees and expenses) that correlate to 300% or -300% of the daily performance of their target benchmark.  Specifically, the benchmark for the Euro Funds is the daily last sale price value occurring on or before 4:00 p.m. E.T. of a standard futures contract for the current active month for 125,000 Euro, priced in U.S. Dollars and traded on the CME (the “Euro Benchmark Futures Contract”).  The Daily Last Sale Value for the Euro Benchmark Futures Contract may reflect trades occurring and published by the CME outside the normal trading session for the Euro Benchmark Futures Contract.

The Dollar Funds

The Direxion Daily Dollar Bull 3X Shares and Direxion Daily Dollar Bear 3X Shares (the “Dollar Funds,” and collectively with the Yen Funds and Euro Funds, the “Currency Funds”) attempt to provide daily investment results (before fees and expenses) that correlate to 300% or -300% of the daily performance of their target benchmark.  Specifically, the benchmark for the Dollar Funds is the daily last sale price value occurring on or before 4:00 p.m. E.T. of a standard futures contract for the current active month for $1,000 times the U.S. Dollar Index (as defined below) value as measured in U.S. Dollars and traded on the IntercontinentalExchange (“ICE”) (the “Dollar Benchmark Futures Contract”).  The U.S. Dollar Index indicates the general international value of the U.S. Dollar.  The U.S. Dollar Index does this by geometrically weighting the exchange rates between the U.S. Dollar and six major world currencies.  The U.S. Dollar Index consists of the following six currencies: Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona, and Swiss Franc.  The components and weightings are held constant, and have not changed since the introduction of the Euro.  Because the U.S. Dollar Index is geometrically weighted, holding the individual currencies in their specified weights will not necessarily mimic U.S. Dollar Index moves.

Summary of Certain Risks

An investment in any Fund entails risk.  Each Fund could lose money or its performance could trail that of other investment alternatives.  The Sponsor cannot guarantee that the Fund will achieve its objective.  The summary risk factors set forth below are intended merely to highlight certain risks that apply to some or all of the Funds. For a more detailed explanation of risks, please see the section titled “Risk Factors.”

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Intra-Day Investment Risk: The Funds seek daily investment results, which should not be equated with seeking an investment goal for shorter than a day.  Thus, an investor who purchases Fund shares after the close of the markets on one trading day and before the close of the markets on the next trading day will likely have more, or less, than the target investment exposure to the benchmark, depending upon the movement of the benchmark from the end of one trading day until the time of purchase.  If the benchmark moves in a direction favorable to the Fund the Fund’s net assets will rise by the same amount as the Fund’s exposure.  Conversely, if the benchmark moves in a direction adverse to the Fund, the Fund’s net assets will decline by the same amount as the Fund’s exposure.  Since each Fund starts each trading day with exposure to the benchmark equal to its target (i.e. 300%, -300% or -100%, as applicable), a change in both exposure and the net assets of a Fund by the same amount results in a change in the comparative relationship of the two.  As an example (using simplified numbers), if a Leveraged Bull Fund had $100 in net assets at the market close on Day 1, it would seek $300 of exposure to the next-trading-day’s benchmark performance.  If the benchmark rose by 1% by noon on the following trading day, the exposure of the Fund will have risen by 1% to $303 and the net assets will have risen by that $3 gain to $103.  With net assets of $103 and exposure of $303, an investor at that point (noon) would be receiving 294% exposure of her investment instead of 300%.

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Compounding and Market Volatility Risk: There can be no guarantee that a Fund will achieve a high degree of correlation with its investment objective relative to its benchmark.  A failure to achieve a high degree of correlation may prevent a Fund from achieving its investment objective.  A number of factors may adversely affect a Fund’s correlation with its benchmark, including fees, expenses, transaction costs, costs associated with the Funds’ use of leveraged investment techniques, income items and accounting standards.  A Fund may be subject to large movements of assets into and out of the Fund, potentially resulting in the Fund being over- or under-exposed to its benchmark.  Each Leveraged Fund seeks to rebalance its portfolio daily to keep leverage consistent with each Fund’s daily investment objective. Each Fund does not attempt to, and should not be expected to, provide returns which are a multiple of the return of its benchmark for periods other than a single day.  Each Fund rebalances its portfolio on a daily basis, increasing exposure in response to that day’s gains or reducing exposure in response to that day’s losses.  This means that for a period longer than one day, the pursuit of daily goals may result in daily leveraged compounding for the Funds.  It also means that the return of a benchmark over a period of time greater than one day multiplied by the Fund’s daily target generally will not equal the Fund’s performance over that same period. As a result, over time, the cumulative percentage increase or decrease in the value of the Fund’s portfolio may diverge significantly from the cumulative percentage increase or decrease in the multiple of the return of the Fund’s underlying benchmark due to the compounding effect of losses and gains on the returns of the Fund. The effect of compounding becomes more pronounced on the Fund’s performance as the Index experiences volatility.

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Counterparty Risk: The Funds may invest in financial instruments involving counterparties for the purpose of attempting to gain exposure to a particular commodity or currency.  The Funds will use counterparty agreements to exchange the returns (or differentials in rates of return) earned or realized in particular predetermined investments or instruments.  The Funds will not enter into any agreement involving a counterparty unless the Sponsor believes that the other party to the transaction is creditworthy.  The use of swap agreements involves risks that are different from those associated with ordinary futures transactions.  For example, the Funds bear the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty.  In addition, the Funds may enter into swap agreements with a limited number of counterparties, which may increase the Fund’s exposure to counterparty credit risk.  Swap agreements and other counterparty instruments also may be considered to be illiquid.  Further, there is a risk that no suitable counterparties will be willing to enter into, or continue to enter into, transactions with the Funds and, as a result, the Funds may not be able to achieve their investment objectives.

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Leverage Risk: The Leveraged Funds use leveraged investment techniques in seeking to achieve their respective investment objectives. Leverage should cause a Leveraged Fund to lose more money in market environments adverse to its daily investment objectives than a Fund that does not employ leverage, which could result in the total loss of an investor’s investment.

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Gain Limitation Risk: The Sponsor will attempt to position each Leveraged Fund’s portfolio to ensure that a Fund does not lose more than 90% of its net asset value on a given day.  The cost of such downside protection will be limitations on a Fund’s gains.  As a consequence, a Fund’s portfolio may not be responsive to benchmark movements beyond 30% in a given day in a direction favorable to the Fund.

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Commodity Risk: An investment in a Commodity Fund is subject to risks associated with its applicable benchmark commodity.  Changes in the commodity markets due to new commodity-linked instruments being available, large purchases or sales of commodities by world governments, supply and demand for a commodity or other market or political factors may affect the price of a commodity.  Such price movement may, in turn, negatively affect the performance of a Commodity Fund.

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Currency Risk: An investment in a Currency Fund is subject to risks associated with its applicable benchmark currency.  Debt and trade deficit levels of relevant foreign countries, interest rates, inflation rates or other market or political factors may affect the price of a currency-related investments.  Such price movement may, in turn, negatively affect the performance of a Currency Fund.

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New Fund Risk:  The Funds have no prior operating history.  There can be no assurance that a Fund will grow to or maintain an economically viable size, in which case the Sponsor may recommend that a Fund be liquidated.

Purchases and Sales in the Secondary Market on the NYSE Arca

The Shares of each Fund will be listed on the NYSE Arca under the ticker symbols listed on the cover page of this prospectus.  Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

Creation and Redemption Transactions

Each Fund will continuously offer and redeem its Shares in blocks of 50,000 Shares (“Creation Units”). Only an authorized participant, an entity that has entered into an Authorized Participant Agreement with one or more of the Funds (“Authorized Participant”), may purchase and redeem Shares from a Fund and then only in Creation Units. Shares of the Funds are offered to Authorized Participants in Creation Units at each Fund’s respective net asset value per Share (“NAV”). Creation Units in a Fund are expected to be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund and the supply of and demand for the Shares at the time of sale and are expected to fall between NAV and the trading price of the Shares at the time of sale. Similarly, it is expected that Creation Units in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price of the Shares to track the NAV per Share of a Fund closely over time. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

Shares from the same Creation Unit may be offered at different times and may have different offering prices based upon the above factors. Authorized Participants will not receive from any Fund, the Sponsor, or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.  The difference between the price paid by the Authorized Purchaser for a Share and the price paid to such Authorized Purchaser by an investor purchasing such Share may be deemed underwriting compensation.

Creation Units are purchased, subject to acceptance by the Funds’ distributor, Foreside Fund Services, LLC (the “Distributor”), when an Authorized Participant deposits a specified amount of cash in exchange for a specified number of Creation Units.  Similarly, Creation Units are redeemed generally for cash.  Except when aggregated in Creation Units, Shares are not redeemable by the Funds.  The prices at which creations and redemptions occur are based on the next calculation of NAV after an order is received in a form described in the Authorized Participant Agreement and the related Authorized Participant Handbook.  The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement and Authorized Participant Handbook.  By placing a purchase order, an Authorized Participant agrees to deposit cash with U.S. Bank, N.A., the custodian of the Funds.

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Breakeven Amounts

The Funds will be profitable only if the daily returns from a Fund’s investments plus any income received on those investments exceed a Fund’s fees, costs and expenses. Estimated breakeven amounts are set forth in the table below.  It is not possible to predict whether a Fund will breakeven at the end of the first twelve months of an investment or any other period.  See “Charges—Breakeven Table,” on page [__], for more detailed tables showing breakeven amounts.

FUND	Breakeven Amount (% Per Annum of Average Daily NAV)	Assumed Selling Price Per Share	Breakeven Amount ($ for the Assumed Selling Price Per Share)
Direxion Daily Gold Bear 1X Shares	1.52	$40.00	0.60
Direxion Daily Gold Bull 3X Shares	1.52	$40.00	0.60
Direxion Daily Gold Bear 3X Shares	1.52	$40.00	0.60
Direxion Daily Silver Bear 1X Shares	1.52	$40.00	0.60
Direxion Daily Silver Bull 3X Shares	1.52	$40.00	0.60
Direxion Daily Silver Bear 3X Shares	1.52	$40.00	0.60
Direxion Daily Japanese Yen Bull 3X Shares	1.52	$40.00	0.60
Direxion Daily Japanese Yen Bear 3X Shares	1.52	$40.00	0.60
Direxion Daily U.S. Dollar Bull 3X Shares	1.52	$40.00	0.60
Direxion Daily U.S. Dollar Bear 3X Shares	1.52	$40.00	0.60
Direxion Daily Euro Bull 3X Shares	1.52	$40.00	0.60
Direxion Daily Euro Bear 3X Shares	1.52	$40.00	0.60

Important Tax Information

Please note that each Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expense items of the Fund.  The Schedule K-1 is a complex form and shareholders may find that preparing tax returns may require additional time or may require assistance of an accountant or other tax preparer, at additional expense to the shareholder.

The breakeven analysis set forth in the table above assumes that the Shares have a constant month-end NAV, and assumes that the selling price per Share will equal the NAV.  The analysis is based on an assumed NAV per Share of each Fund as listed in the table above under Assumed Selling Price Per Share.  The actual NAV of each Fund will differ after the initial purchase by initial Authorized Participants and is likely to change on a daily basis.  The initial price per Share is to be paid by the initial Authorized Participants is expected to be $40.00 per Share for each of the Funds.

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RISK FACTORS

Before investors invest in the Shares, they should be aware that there are various risks. Investors should consider carefully the risks described below together with all of the other information included in this Prospectus before they decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any prospectus supplement, post-effective amendment or in other reports we file with the SEC in the future.

There is risk that the objectives of the Funds will not be met.

The success of the Funds depends on a number of conditions that are beyond the control of the Funds. There is risk that the investment objectives of the Funds will not be met. The Sponsor has not previously managed any publicly offered commodity pool. If the experience of the Sponsor and its principals is not adequate or suitable to manage investment vehicles such as the Funds, the operations of the Funds may be adversely affected.

Over a period of time in excess of one trading day, the cumulative percentage increase or decrease in the NAV of the Shares of a Fund may diverge significantly from a multiple, inverse multiple or inverse of the cumulative percentage decrease or increase in the relevant benchmark due to a compounding effect.  Price volatility, which is exacerbated by the use of leverage, may possibly cause the total loss of an investor’s investment and may adversely impact performance over periods longer than one day.

While close tracking of any Fund to its benchmark may be achieved on any single trading day, over time the cumulative percentage increase or decrease in the NAV of the Shares of a Fund may diverge significantly from the cumulative percentage decrease or increase in the relevant benchmark (times the stated multiple in the Fund’s objective) due to a compounding effect. The Funds do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents the Funds from achieving such results.

Understanding Compounding
Each Fund seeks to rebalance its portfolio daily to keep exposure consistent with its daily investment objective.  Each Fund does not attempt to, and should not be expected to, provide returns which are a multiple of the return of its target benchmark for periods other than a single trading day.  This is due to a mathematical concept called compounding.  Each Fund rebalances its portfolio on a daily basis, increasing exposure in response to that day’s gains or reducing exposure in response to that day’s losses.  This means that the return of a target benchmark over a period of time greater than one day multiplied by the Fund’s daily target (e.g., -100%, 300% or -300%) generally will not equal the Fund’s performance over that same period.  The following examples are intended to illustrate how compounding works:

Compounding Example 1 - Benchmark Lacks A Trend
Consider the following four funds: “Benchmark Fund” is a traditional benchmark fund which seeks (before fees and expenses) to match (100%) the performance of the XYZ benchmark.  “Bull Fund” is a hypothetical leveraged Fund, similar to a Leveraged Bull Fund, and seeks daily leveraged investment results (before fees and expenses) that correspond to 300% of the daily performance of the XYZ benchmark.  “Bear Fund” is a hypothetical leveraged Fund, similar to a Leveraged Bear Fund, and seeks daily leveraged investment results (before fees and expenses) that correspond to -300% of the daily performance of the XYZ benchmark.  “1X Bear Fund” is a hypothetical Fund, similar to a 1X Bear Fund, and seeks daily leveraged investment results (before fees and expenses) that correspond to -100% of the daily performance of the XYZ benchmark.

On Tuesday, the value of the XYZ benchmark increases in value from $100 to $105, a gain of 5%.  On Wednesday, the value of the XYZ benchmark declines from $105 back to $100, a loss of 4.76%.  In the aggregate, over the two trading days presented, the value XYZ benchmark has not moved.

A $100 investment in the Benchmark Fund would be expected to gain $5.00 (5%) on Tuesday and lose $5.00 (4.76%) on Wednesday to return to its original value.  The following example assumes a $100 investment in the Benchmark Fund when the XYZ Benchmark is also valued at $100:

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BENCHMARK FUND
Day	Benchmark Value	Benchmark Daily Performance	Benchmark Cumulative Performance	Value of Investment
	$100.00			$100.00
Tuesday	$105.00	5.00%	5.00%	$105.00
Wednesday	$100.00	-4.76%	0.00%	$100.00

The same $100 investment in the Bull Fund, however, would be expected to gain 15% on Tuesday (300% of 5%) but decline 14.28% (300% of -4.76%) on Wednesday.

BULL FUND
Day	Benchmark Value	Benchmark Daily Performance	300% of Benchmark Daily Performance	Value of Investment	Benchmark Cumulative Performance	Investment Cumulative Performance
	$100.00			$100.00
Tuesday	$105.00	5.00%	15.00%	$115.00	5.00%	15.00%
Wednesday	$100.00	-4.76%	-14.28%	$98.58	0.00%	-1.42%

Although the percentage decline is smaller on Wednesday than the percentage gain on Tuesday, the loss is applied to a higher principal amount so the investment in the Bull Fund has a loss even when the aggregate benchmark value for the two-day period has not declined.

Because the Bear Fund seeks leveraged inverse returns, the same $100 investment in the Bear Fund would be expected to lose 15% on Tuesday and then gain 14.28% on Wednesday.

BEAR FUND
Day	Benchmark Value	Benchmark Daily Performance	-300% of Benchmark Daily Performance	Value of Investment	Benchmark Cumulative Performance	Investment Cumulative Performance
	$100.00			$100.00
Tuesday	$105.00	5.00%	-15.00%	$85.00	5.00%	-15.00%
Wednesday	$100.00	-4.76%	14.28%	$97.14	0.00%	-2.86%

Because the gain on Wednesday is multiplied by the already-diminished investment, the investment in the Bear Fund does not make up its Monday losses even though the benchmark has returned to its original value.

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The same $100 investment in the 1X Bear Fund still would be subject to mathematical compounding, even though it is not a leveraged Fund.  On Tuesday, it would be expected to lose 5% (-100% of 5%) but rise 4.76% (-100% of -4.76%) on Wednesday.

1X BEAR FUND
Day	Benchmark Value	Benchmark Daily Performance	-100% of Benchmark Daily Performance	Value of Investment	Benchmark Cumulative Performance	Investment Cumulative Performance
	$100.00			$100.00
Tuesday	$105.00	5.00%	-5.00%	$95.00	5.00%	-5.00%
Wednesday	$100.00	-4.76%	4.76%	$99.52	0.00%	-0.48%

Similar to the Bear Fund, the percentage gain on Wednesday is applied to a smaller investment in the 1X Bear Fund, and therefore does not make up the entirety of Tuesday’s losses even though the benchmark has no aggregate change over the two days.

Compounding Example 2 - Benchmark Has A Clear Trend
Compounding will not always result in greater losses. If the benchmark trends in one direction (e.g. increases in value for two consecutive trading days), the compounded return will outperform the benchmark’s cumulative performance multiplied by 300%, -300% or -100% (as applicable).  For example, if the value of the XYZ Benchmark were to increase to $110 on Wednesday (instead of decline back to $100 as it had in the prior example), the resulting performance of the hypothetical Benchmark Fund, Bull Fund, Bear Fund and 1X Bear Fund would be as follows:

BENCHMARK FUND
Day	Benchmark Value	Benchmark Daily Performance	Benchmark Cumulative Performance	Value of Investment
	$100.00			$100.00
Tuesday	$105.00	5.00%	5.00%	$105.00
Wednesday	$110.00	4.76%	10.00%	$110.00

BULL FUND
Day	Benchmark Value	Benchmark Daily Performance	300% of Benchmark Daily Performance	Value of Investment	Benchmark Cumulative Performance	Investment Cumulative Performance
	$100.00			$100.00
Tuesday	$105.00	5.00%	15.00%	$115.00	5.00%	15.00%
Wednesday	$110.00	4.76%	14.28%	$131.42	10.00%	31.42%

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BEAR FUND
Day	Benchmark Value	Benchmark Daily Performance	-300% of Benchmark Daily Performance	Value of Investment	Benchmark Cumulative Performance	Investment Cumulative Performance
	$100.00			$100.00
Tuesday	$105.00	5.00%	-15.00%	$85.00	5.00%	-15.00%
Wednesday	$110.00	4.76%	-14.28%	$72.86	10.00%	-27.14%

1X BEAR FUND
Day	Benchmark Value	Benchmark Daily Performance	-100% of Benchmark Daily Performance	Value of Investment	Benchmark Cumulative Performance	Investment Cumulative Performance
	$100.00			$100.00
Tuesday	$105.00	5.00%	-5.00%	$95.00	5.00%	-5.00%
Wednesday	$110.00	4.76%	-4.76%	$90.48	10.00%	-9.52%

In the above example, the benchmark’s cumulative performance was 10%, but the Bull Fund gained slightly more than 30% (300% of 10%), due to the fact that Wednesday’s additional gains were applied to a higher investment amount.  Additionally, although the benchmark’s trend was adverse to the performance of both the Bear Fund and the 1X Bear Fund on both days, the cumulative loss to the investment was less than 30% and 10% (respectively), due to the fact that Wednesday’s additional losses were applied to an already-lowered investment amount.

Because the benchmark trended in one direction, compounding improved the cumulative performance of the Bull Fund, Bear Fund and 1X Bear Fund. This would also be true if the benchmark trended in the other direction. However, in that instance, the Bear Fund and 1X Bear Fund would outgain -300% and -100% (respectively) of the benchmark’s cumulative performance and the Bull Fund’s losses would be slightly less than 300% of the benchmark’s cumulative performance.

The above examples are intended to illustrate how compounding affects an investment in a Fund held for longer than a trading day.  As demonstrated, the Funds do not and should not be expected to return 300%, -300% or -100%, as applicable, of the return of their benchmark over any period of time other than from the close of markets on one trading day to the close of markets on the following trading day.

Effects of Volatility on Compounding
For investments held beyond the close of markets on a trading day, volatility in the performance of the benchmark from day to day will exacerbate the effects of compounding on a Fund’s returns.  To illustrate this, consider the following two examples:

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Compounding Volatility Example 1 – Benchmark Experiences Low Volatility

BULL FUND
Day	Benchmark Value	Benchmark Daily Performance	300% of Benchmark Daily Performance	Value of Investment	Benchmark Cumulative Volatility	Benchmark Cumulative Performance	Investment Cumulative Performance
	$100.00			$100.00
Monday	$104.00	4.00%	12.00%	$112.00		4.00%	12.00%
Tuesday	$103.00	-0.96%	-2.88%	$108.77	56%	3.00%	8.77%
Wednesday	$104.00	0.97%	2.91%	$111.94	40%	4.00%	11.94%
Thursday	$105.00	0.96%	2.88%	$115.17	33%	5.00%	15.17%
Friday	$104.00	-0.95%	-2.86%	$111.88	32%	4.00%	11.88%
Monday	$105.00	0.96%	2.88%	$115.10	29%	5.00%	15.10%

In the above example, the benchmark’s cumulative return for the 6 days presented is 5.00%.  Because the benchmark experienced very low volatility, the return of the Fund i.e. 15.10% closely correlated with 300% of that benchmark return i.e. 300% of 5% = 15.00%.

Compounding Volatility Example 2 – Benchmark Experiences High Volatility

BULL FUND
Day	Benchmark Value	Benchmark Daily Performance	300% of Benchmark Daily Performance	Value of Investment	Benchmark Cumulative Volatility	Benchmark Cumulative Performance	Investment Cumulative Performance
	$100.00			$100.00
Monday	$110.00	10.00%	30.00%	$130.00		10.00%	30.00%
Tuesday	$104.00	-5.45%	-16.36%	$108.73	173%	4.00%	8.73%
Wednesday	$100.00	-3.85%	-11.54%	$96.18	135%	0.00%	-3.82%
Thursday	$108.00	8.00%	24.00%	$119.27	126%	8.00%	19.27%
Friday	$110.00	1.85%	5.56%	$125.89	109%	10.00%	25.89%
Monday	$105.00	-4.55%	-13.64%	$108.72	107%	5.00%	8.72%

Like the prior example, in the above example, the benchmark’s cumulative return for the 6 days presented is 5.00%.  In this example, however, the benchmark experienced high volatility.  As a result, the return of the Fund i.e. 8.72% has very little relationship to 300% of that benchmark return i.e. 300% of 5% = 15.00%.  Because the Fund was held for a longer period than one trading day and the benchmark experienced high volatility, the Fund’s return diverged significantly from 300% of the benchmark return for the longer period.

The annualized historical volatility rate for each Fund’s target benchmark for the five-year period ended December 31, 2012 is as follows:

Target Benchmark	Annualized Historical Volatility Rate
Gold Benchmark Futures Contract	21.8%
Silver Benchmark Futures Contract	40.1%
Yen Benchmark Futures Contract	11.5%
Euro Benchmark Futures Contract	11.7%
Dollar Benchmark Futures Contract	9.7%

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The highest annual volatility rate for each Fund’s target benchmark during the five-year period ended December 31, 2012 is as follows:

Target Benchmark	Highest Annual Volatility Rate
Gold Benchmark Futures Contract	30.5%
Silver Benchmark Futures Contract	51.7%
Yen Benchmark Futures Contract	14.7%
Euro Benchmark Futures Contract	14.0%
Dollar Benchmark Futures Contract	11.8%

The annualized performance for each Fund’s target benchmark for the five-year period ended December 31, 2012 is as follows:

Target Benchmark	Annualized Performance
Gold Benchmark Futures Contract	14.87%
Silver Benchmark Futures Contract	15.32%
Yen Benchmark Futures Contract	5.09%
Euro Benchmark Futures Contract	-1.97%
Dollar Benchmark Futures Contract	0.81%

Historical benchmark volatility and performance are not indications of what the benchmark volatility and performance will be in the future. This information is intended to simply underscore the fact that the Funds are not intended to be used by, and are not appropriate for, investors who do not intend to actively monitor and manage their portfolios.

Because the Funds rebalance daily, intra-day investment may result in a shareholder receiving greater or lesser exposure to the underlying benchmark than the Fund’s investment objective.

The Funds seek daily investment results which should not be equated with seeking a goal for shorter than a single trading day.  An investor who purchases shares at any time other than prior to the opening of markets on a given trading day will generally receive more, or less, than 300%, -300% or -100% (as applicable) exposure to the benchmark for that day, depending on the performance of the benchmark from start of the trading day until the time of investment.  If the benchmark moves in a direction favorable to the Fund, the investor will receive exposure to the benchmark less than the target exposure for the Fund (300%, -300% or -100%).  Conversely, if the benchmark moves in a direction adverse to the Fund, the investor will receive exposure to the benchmark greater than the target exposure.  Since a Leveraged Bull Fund, Leveraged Bear Fund and 1X Bear Fund start each trading day with exposure that is 300%, -300% and -100%, respectively, of its net assets, a change in both the exposure and the net assets of a Fund by the same absolute amount results in a change in the comparative relationship of the two.  As an example (using simplified numbers), if a Leveraged Bull Fund had $100 in net assets at the close of the market on a trading day, it would seek $300 of exposure to the following trading day’s benchmark performance.  If the benchmark rose by 1% by noon on that following trading day, the exposure of the Leveraged Bull Fund will have risen by 1% to $303 and the net assets will have risen by that $3 gain to $103.  With net assets of $103 and exposure of $303, an investor at that point would be receiving 294% exposure of her investment for the remainder of that trading day instead of 300%.

The table below shows the relationship between benchmark movement intra-day and the resulting exposure for an intra-day investment in a Leveraged Bull Fund, Leveraged Bear Fund and 1X Bear Fund.  For example, consider a Leveraged Bull Fund that begins the trading day with a value of $100 and an investor purchases shares at noon.  As indicated below, if the benchmark has risen to $105 by noon (i.e. gained 5%) the investor’s exposure would be 247% of the performance of the benchmark until the end of that trading day.  Conversely, if the benchmark has declined to $95 by noon (i.e. a 5% loss), the investor’s exposure would be 335% of the performance of the benchmark until the end of that trading day.  As the table below shows, the resulting exposure becomes more dramatic as the change in benchmark value becomes greater (e.g. rising or declining by 20%).

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Intra-Day Exposure Table – Benchmark Starts Trading day at $100

Benchmark Value at Time of Investment	Benchmark Change Since Start of Trading Day	Resulting Leveraged Bull Fund Exposure	Resulting Leveraged Bear Fund Exposure	Resulting Leveraged 1X Bear Fund Exposure
$95.00	-5.00%	335%	-248%	-83%
$97.00	-3.00%	319%	-267%	-89%
$99.00	-1.00%	306%	-288%	-96%
$100.00	0.00%	300%	-300%	-100%
$101.00	1.00%	294%	-312%	-104%
$103.00	3.00%	283%	-340%	-131%
$105.00	5.00%	274%	-371%	-124%

While close tracking of any Fund to its benchmark may be achieved for any single trading day, several factors may affect their ability to consistently achieve this correlation.

While the Funds do not expect that their daily returns will deviate adversely from their respective daily investment objectives, there is no guarantee that the Fund will achieve its daily target.  Several factors may affect their ability to achieve this correlation, such as: (1) a Fund’s expenses, including fees, transaction costs and the cost of the investment techniques employed by that Fund (such as costs related to the purchase, sale and storage of the commodities or currencies and the cost of leverage, all of which may be embedded in Financial Instruments used by a Fund); (2) an imperfect correlation between the performance of instruments held by a Fund, futures contracts and swaps, and the performance of the applicable underlying commodities indices, commodities or currencies in the cash market; (3) bid-ask spreads; (4) holding instruments traded in a market that has become illiquid or disrupted; (5) a Fund’s share prices being rounded to the nearest cent; (6) the need to conform a Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; and (7) early and unanticipated closings of the markets on which the holdings of a Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions.

The Leveraged Funds’ use of leverage and/or each Fund’s use of short positions should be considered to be speculative and could result in the total loss of an investor’s investment.

The Leveraged Funds use leveraged investment techniques in seeking to achieve their respective investment objectives. Leverage should cause a Leveraged Fund to lose more money in market environments adverse to its daily investment objectives than a Fund that does not employ leverage, which could result in the total loss of an investor’s investment.

Because the Leveraged Bull Funds and Leveraged Bear Funds include a 300% multiplier, an intra-day price movement of 33% or more in a relevant benchmark could result in the total loss of an investor’s investment if that price movement is contrary to the investment objective of the Fund in which an investor has invested. In addition to the leveraged risk in which a one-day 33% upward move in a benchmark underlying a Leveraged Bear Fund would result in the total loss of an investor’s investment, a benchmark could, in theory, rise infinitely in a one-day period, so a bearish swap agreement or short position in related futures or forward contracts would expose an Leveraged Bear Fund and a 1X Bear Fund to theoretically unlimited liability.

Because liability due to losses will be segregated to either a Leveraged Bull Fund or a Leveraged Bear Fund, as applicable, losses to investors in one Leveraged Bull Fund from such exposure will not subject investors in the corresponding Leveraged Bear Fund to such exposure, and vice versa.

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The value of the Shares of each Fund relates directly to the value of, and realized profit or loss from, the Financial Instruments and other assets held by the Fund and fluctuations in the price of these assets could materially adversely affect an investment in the Shares.

Each Fund is subject to market risks that can affect the value of its shares.  These risks include political, regulatory, market and economic developments, including developments that impact specific economic sectors, industries or segments of the market.  A Leveraged Bull Fund typically would lose value on a day when its underlying benchmark declines.  A 1X Bear Fund and Leveraged Bear Fund typically would lose value on a day when its underlying benchmark increases.

With regard to the Commodity Funds, several factors may affect the price of a commodity underlying a Commodity Fund, and in turn, the Financial Instruments and other assets, if any, owned by such a Fund, including, but not limited to:

•	The recent proliferation of commodity linked exchange traded products and their unknown effect on the commodity markets.

•
Large purchases or sales of physical commodities by the official sector. Governments and large institutions have large commodities holdings or may establish major commodities positions. For example, a significant portion of the aggregate world gold holdings is owned by governments, central banks and related institutions.  If one or more of these institutions decides to buy or sell any commodity in amounts large enough to cause a change in world prices, the price of Shares based upon a benchmark related to that commodity will be affected.

•
Other political factors. In addition to the organized political and institutional trading-related activities described above, peaceful political activity such as imposition of regulations or entry into trade treaties, as well as political disruptions caused by societal breakdown, insurrection and/or war may greatly influence commodities prices.

•
Significant increases or decreases in the available supply of a physical commodity due to natural or technological factors. Natural factors would include depletion of known cost-effective sources for a commodity or the impact of severe weather on the ability to produce or distribute the commodity. Technological factors, such as increases in availability created by new or improved extraction, processing equipment and methods, or decreases caused by failure or unavailability of processing equipment, also materially influence the supply of commodities.

•
Significant increases or decreases in the demand for a physical commodity due to various factors.  Factors would include jewelers’ use of gold in their items, or technological factors that include such developments as substitutes for industrial commodities.

•
A significant increase or decrease in commodity hedging activity by commodity producers. Should there be an increase or decrease in the level of hedge activity of commodity producing companies, countries and/or organizations, it could cause a change in world prices of any given commodity, causing the price of Shares based upon a benchmark related to that commodity to be affected.

•
A significant change in the attitude of speculators and investors towards a commodity. Should the speculative community take a negative or positive view towards any given commodity, it could cause a change in world prices of any given commodity, the price of Shares based upon a benchmark related to that commodity will be affected.

The impact of changes in the price of a physical commodity will affect investors differently depending upon the Fund in which investors invest. Decreases in the price of an underlying commodity will negatively impact the performance of Shares of a Leveraged Bull Fund and increases in the price of an underlying commodity will negatively impact the performance of Shares of a 1X Bear Fund or Leveraged Bear Fund. For information regarding how the volatility of a benchmark can have a negative effect on performance over time, see “Over a period of time in excess of one day, the cumulative percentage increase or decrease in the NAV of the Shares of a Leveraged Fund may diverge significantly from a multiple or inverse multiple of cumulative percentage decrease or increase in the relative benchmark due to a compounding effect.”

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With regard to the Currency Funds, several factors may affect the value of the foreign currencies or the U.S. Dollar, and in turn, the swap agreements, futures contracts, forward contracts thereof and other assets, if any, owned by a Fund, including, but not limited to:

•	Debt level and trade deficit of the relevant foreign countries;

•	Inflation rates of the United States and the relevant foreign countries and investors’ expectations concerning inflation rates;

•	Interest rates of the United States and the relevant foreign countries and investors’ expectations concerning interest rates;

•	Investment and trading activities of mutual funds, hedge funds and currency funds;

•	Global or regional political, economic or financial events and situations; and

•	Sovereign action to set or restrict currency conversion.

The impact of changes in the price of a currency will affect investors differently depending upon the Fund in which investors invest. Decreases in the price of a currency will negatively impact the performance of Shares of a Leveraged Bull Fund and increases in the price of a currency will negatively impact the performance of Shares of a Leveraged Bear Fund. For information regarding how the volatility of a benchmark can have a negative effect on performance over time, see “Over a period of time in excess of one day, the cumulative percentage increase or decrease in the NAV of the Shares of a Leveraged Fund may diverge significantly from a multiple or inverse multiple of cumulative percentage decrease or increase in the relative benchmark due to a compounding effect.”

Risks specific to the Euro Funds

The Economic and Monetary Union of the European Union (the “EU”) requires member countries to comply with restrictions on inflation rates, interest rates, deficits, debt levels and fiscal and monetary controls.  As a result, each EU member country may be significantly affected by EU policies and may be highly dependent on the economies of its fellow members.  The European financial markets and the value of the euro have experienced significant volatility recently and several EU member countries have been adversely affected by unemployment, budget deficits and economic downturns.  In addition, several EU member countries have experienced credit rating downgrades, rising government debt levels and, for certain EU member countries (including Greece, Spain, Portugal, Ireland and Italy), weaknesses in sovereign debt.  These events, along with decreasing imports or exports, changes in governmental or EU regulations on trade, the default or threat of default by an EU member country on its sovereign debt and/or an economic recession in an EU member country may continue to adversely affect the value and exchange rate of the Euro and cause prolonged volatility.

In addition, given recent events, it is possible that the Euro could be abandoned in the future by countries that have already adopted its use.  If this were to occur, the value of the Euro could fluctuate or decline drastically, causing losses to the Direxion Daily Euro Bull 3X Shares. Increased volatility to the Euro could also exacerbate the effects of daily compounding on each of Euro Fund’s performance over periods longer than one day.

Fewer representative commodities or currencies may result in greater benchmark volatility, which could adversely affect an investment in the Shares.

The Commodity Funds and the Currency Funds are concentrated solely on their single benchmark futures in physical commodity or currency. Investors should be aware that other commodities benchmarks are more diversified in terms of both the number and variety of commodities included.  Concentration in fewer commodities may result in a greater degree of volatility in a benchmark and the NAV of the Fund which tracks a benchmark under specific market conditions and over time.

Failure of the commodity or the currency markets, as the case may be, to exhibit low to negative correlation to general financial markets will reduce benefits of diversification and may exacerbate losses to an investor’s portfolio.

Historically, returns of the commodity or currency markets, as the case may be, have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds. Although commodity or currency futures trading can provide a diversification benefit to investor portfolios because of its low to negative correlation with other financial assets, the fact that a benchmark is not 100% negatively correlated with financial assets such as stocks and bonds means that each respective Fund cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice versa. If the Shares perform in a manner that correlates with the general financial markets or do not perform successfully, investors will obtain no diversification benefits by investing in the Shares and the Shares may produce no gains to offset their losses from other investments.

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The presence of “contango” in the market prices of benchmark future contracts will generally adversely affect the value of those Bull Funds, and the presence of “backwardation” in the market prices of benchmark future contracts will generally adversely affect the value of those Bear Funds.

In Funds that hold futures contracts, as the futures contracts near expiration, they are generally replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August of a certain year may specify a September expiration in that same year. For a Leveraged Bull Fund, as that contract nears expiration, it may be replaced by selling the September contract and purchasing the contract expiring in December of that year. This process is referred to as “rolling”. Rolling may have a positive or negative impact on performance. “Backwardation” occurs when the prices for contracts with shorter-term expirations are higher than prices for contracts with longer-term expirations. In these circumstances, absent other factors, the sale of the September contract would take place at a price that is higher than the price at which the December contract is purchased, thereby creating a gain in connection with rolling. Conversely, “contango” occurs when the prices for shorter-term expirations are lower than for contracts with longer-term expirations.  The presence of contango (rather than backwardation) at the time of rolling would be expected to adversely affect the benchmark and thus would adversely affect the value of a Leveraged Bull Fund, which tracks daily changes in the value of the benchmark and positively affect the value of a 1X Bear Fund or Leveraged Bear Fund, which inversely track daily changes in the value of the benchmark. Similarly, the presence of contango in any other relevant benchmarks and related futures contracts of a given Leveraged Bull Fund would adversely affect the value of that Leveraged Bull Fund and positively affect the value of a 1X Bear Fund or Leveraged Bear Fund.

Possible illiquid markets may exacerbate losses.

Futures positions cannot always be liquidated at the desired price and swap agreements may entail breakage costs if terminated prior to the final maturity date. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when governments may take or be subject to political actions which disrupt the markets in their major commodities exports and imports, can also make it difficult to liquidate a position or find a swap agreement counterparty at a reasonable cost.

There can be no assurance that market illiquidity will not cause losses for the Funds. The large size of the positions which the Funds may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will be exacerbated due to the fact that the Funds only invest in Financial Instruments related to one commodity or currency.

Fees are charged regardless of profitability and may result in depletion of assets.

Each Fund is subject to the fees and expenses described herein which are payable irrespective of profitability. Such fees and expenses include asset-based fees of 0.95% per annum of each Fund’s average daily NAV. Additional charges may include other fees as applicable. The target benchmark will reflect the performance of its underlying commodities, including roll costs, without regard to income earned on cash positions.

The Funds are subject to counterparty risks, credit risks and other risks associated with swap agreements, which could result in significant losses to the Funds.

Some of the Funds may in certain circumstances use swap agreements as a means to achieve their investment objective. These investment vehicles are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the CFTC. Investors, therefore, do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act (“CEA”) in connection with each Fund’s swap agreements. The markets rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose investors to significant losses under certain circumstances including in the event of trading abuses or financial failure by participants.

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Unlike in futures contracts, the counterparty to swap agreements is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, a Fund is subject to credit risk with respect to the amount it expects to receive from counterparties to Financial Instruments entered into as part of that Fund’s principal investment strategy. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, a Fund could suffer significant losses on these contracts and the value of an investor’s investment in a Fund may decline.

A Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding from a counterparty and a Fund may obtain only limited recovery or may obtain no recovery in such circumstances. The Funds typically enter into transactions with counterparties whose credit rating is investment grade, as determined by a nationally recognized statistical rating organization, or, if unrated, judged by the Sponsor to be of comparable quality.

Swaps have terms that make them less marketable than futures contracts. Swaps are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty.  See “Swap Agreements” for more information.

The Funds have no operating history, and, as a result, investors have no performance history to serve as a factor for evaluating an investment in any Fund.

Each Fund has no operating or performance history upon which to evaluate an investor’s investment in a Fund. Although past performance is not necessarily indicative of future results, if the Funds had performance histories, such performance histories might (or might not) provide investors with more information on which to evaluate an investment in a Fund.

Investors cannot be assured of the Sponsor’s continued services, which discontinuance may be detrimental to the Funds.

Investors cannot be assured that the Sponsor will be willing or able to continue to service the Funds for any length of time. If the Sponsor discontinues its activities on behalf of the Funds, the Funds may be adversely affected, as there may be no entity servicing the Funds for a period of time. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services and/or to render trading advice to the Funds. As the Funds themselves are not registered with the CFTC in any capacity, if the Sponsor were unable to provide services and/or trading advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and trading advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator and/ or commodity trading advisor could be found. Such an event could result in termination of the Funds.

The Trust is an emerging growth company within the meaning of the Securities Act of 1933 (the “1933 Act”), and as such, will take advantage of certain modified disclosure requirements.

As a public company, the Trust will be subject to the reporting requirements of the Securities Exchange Act of 1934 (the “1934 Act”), the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the listing requirements of NYSE Arca and other applicable securities rules and regulations. The 1934 Act requires, among other things, that the Trust file annual, quarterly and current reports with respect to its business and operating results. The Sarbanes-Oxley Act requires, among other things, that the Trust maintain effective disclosure controls and procedures and internal control over financial reporting.

However, the Trust is an “emerging growth company” as defined in Section 2(a)(19) of the 1933 Act and Section 3(a)(80) of the 1934 Act.  For as long as the Trust remains an emerging growth company, it may take advantage of certain exemptions from various reporting requirements that are applicable to reporting companies that are not emerging growth companies.  As an “emerging growth company,” the Trust’s and the Funds’ independent registered public accounting firm will not be required to formally attest to the effectiveness of the Trust’s and the Funds’ internal control over financial reporting pursuant to Section 404 until the date the Trust is no longer an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected.  Pursuant to Section 102 of the JOBS Act, the Trust is permitted to provide reduced executive compensation disclosure and omit a compensation discussion and analysis from this prospectus.  The Trust intends to take advantage of these reporting exemptions until it is no longer an emerging growth company.  Relying on these exemptions may make it more difficult for investors and securities analysts to evaluate us and may result in less investor confidence. The Trust, in the future, may choose to take advantage of some, but not all, of these reduced burdens.

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The Trust would remain an emerging growth company until the earliest of : (i) the last day of the fiscal year in which the Trust has total annual gross revenues of $1 billion or more; (ii) the last day of the Trust’s fiscal year following the fifth anniversary of the date of the Trust’s first sale of common equity securities (i.e., Shares of the Funds) pursuant to an effective registration statement; (iii) the date on which the Trust has issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which the Trust is deemed to be a “large accelerated filer” (with at least $700 million in public float).

The Trust has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act which allows the Trust to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust has elected to take advantage of this extended transition period.  As a result of this election, the Trust’s and the Funds’ financial statements may not be comparable to those of companies that comply with such new or revised accounting standards as they become applicable to public companies.

The Trust cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares of the Funds less attractive to investors.

The Trust cannot predict if investors will find the Fund Shares less attractive because the Trust will rely on the exemptions applicable to emerging growth companies. If some investors find the Fund Shares less attractive as a result, there may be a less active trading market for the Shares and the Fund’s market price may be more volatile.

The lack of active trading markets for the Shares of a Fund may result in losses on investors’ investments at the time of disposition of his, her, or its Shares.

Although the Shares of each Fund will be listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares of any Fund will develop or be maintained. If investors need to sell their Shares at a time when no active market for them exists, the price investors receive for their Shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist.

Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

A Fund may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the NYSE Arca, the New York Stock Exchange (“NYSE”, or any other exchange, marketplace or trading center deemed to affect the normal operations of the Funds, is closed, or when trading is restricted or suspended or restricted on such exchanges in any of the Funds’ futures contracts, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the shareholders of the Funds. In addition, a Fund will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of a Fund declines during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the NYSE Arca, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

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The NAV may not always correspond to market price and, as a result, investors may be adversely affected by the creation or redemption of Creation Units at a value that differs from the market price of the Shares.

The NAV per share of the Shares of a Fund changes as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price of a number of Shares of a Fund otherwise amounting to a Creation Unit may be different from the NAV of an actual Creation Unit (i.e., 50,000 individual Shares may trade at a premium over, or a discount to, NAV of a Creation Unit of Shares) and similarly the public trading price per Share of the Fund may be different from the NAV per Share of the Fund. Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of Shares of a Fund at a discount or a premium to the public trading price per Share of the Fund. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares of a Fund are closely related, but not identical, to the same forces influencing the price of an underlying commodity at any point in time. Investors also should note that the size of each Fund in terms of total assets held may change substantially over time and from time-to-time as Creation Units are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Creation Unit at a discount to the public trading price of the Shares of a Fund or can redeem a Creation Unit at a premium over the public trading price of the Shares of the Fund. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track NAV per Share of the Funds closely over time.

The value of a Share of a Fund may be influenced by nonconcurrent trading hours between the NYSE Arca and the exchange on which the futures contracts or commodities underlying the applicable benchmark are traded. While the Shares of each Fund trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. (Eastern Time), the futures contracts or commodities underlying a benchmark may be traded during different time frames. Consequently, liquidity in the futures contracts or commodities underlying the applicable benchmark will be reduced after the close of trading at the applicable commodities exchange. As a result, during the time when the NYSE Arca is open and the applicable commodities exchange is closed, trading spreads and the resulting premium or discount on the Shares of a Fund may widen, and, therefore, increase the difference between the price of the Shares of a Fund and the NAV of such Shares.

Competing claims of intellectual property rights may adversely affect the Funds and an investment in the Shares.

Parties throughout the financial industry could be granted patent applications that would limit the use of methods and systems for creating and administering interests in commodity and currency pools, as well as other elements of the Trust’s exchange-traded funds structure, any or all of which could impede the Funds from achieving their investment objectives.

Although the Sponsor does not anticipate that such filings will adversely impact the Funds, it is impossible to provide definite assurances that no such negative impact will occur. Further, it is not possible to predict whether a patent will issue at all, nor, if a patent is issued, what subject matter it will cover. The Sponsor believes that it has properly licensed or obtained the appropriate consent of all necessary parties with respect to intellectual property rights.  However, other third parties may allege ownership as to such rights and may bring an action in asserting their claims. To the extent any action is brought by a third party asserting such rights, the expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect the Funds.

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Investors may be adversely affected by an overstatement or understatement of the NAV calculation of a Fund due to the valuation method employed on the date of NAV calculation.

Calculating the NAV of each Fund includes, in part, any unrealized profits or losses on open swap agreements, futures or forward contracts. Under normal circumstances, the NAV of each Fund reflects the value of its corresponding benchmark and, if applicable, the price of futures contracts held by the Fund, as of the time the NAV is being calculated. However, if a futures contract traded on an exchange could not be purchased or sold on a day when a Fund is accepting creation and redemption orders (due to the operation of daily limits or other rules of the exchange or otherwise), a Fund may be improperly exposed which could cause it to fail to meet its stated investment objective. Alternatively, the Fund may attempt to calculate the fair value of such instruments. In such a situation, there is a risk that the calculation of the relevant benchmark, and therefore, the NAV of the applicable Fund on such day, may not accurately reflect the realizable market value of the futures contracts underlying such benchmark.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants which have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through the NYSE Arca or in other markets, if any, in which the Shares may be traded.

NYSE Arca may halt trading in the Shares of a Fund which would adversely impact investors’ ability to sell Shares.

Trading in Shares of a Fund may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares of a Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged. A Fund will be terminated if the Shares are delisted.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.

None of the Funds are either registered as an investment company under the 1940 Act or required to register under the 1940 Act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies and regulated investment companies.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights (for example, shareholders do not have the right to elect directors and the Funds are not required to pay regular distributions, although the Funds may pay distributions at the discretion of the Sponsor).

The value of the Shares will be adversely affected if the Funds are required to indemnify the Trustee or the Sponsor.

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Under the Trust Agreement, the Trustee and the Sponsor have the right to be indemnified to the fullest extent permitted by law for any liability or expense incurred by the Trustee and Sponsor.  That means the Sponsor may require the assets of a Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of one or more Funds.

Although the Shares of each Fund are limited liability investments, certain circumstances such as bankruptcy of a Fund or indemnification of a Fund by the shareholder will increase a shareholder’s liability.

The Shares of each Fund are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of its Trust Agreement.

Failure of FCMs to segregate assets may increase losses in the Funds.

The CEA requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. There is a risk that assets deposited by the Sponsor on behalf of each Fund as margin with the FCM may, in certain circumstances, be used to satisfy losses of other clients of the FCM which cannot be satisfied by such other clients or by the FCM. If the FCM fails to segregate the funds received from the Sponsor, the assets of the Funds might not be fully protected in the event of the FCM’s bankruptcy. Furthermore, in the event of the FCM’s bankruptcy, any Fund Shares could be limited to recovering only a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts, even though certain property specifically traceable to a particular Fund was held by the FCM. The FCM may, from time-to-time, have been the subject of certain regulatory and private causes of action.

On November 14, 2012, the CFTC proposed new regulations that would require enhanced customer protections, risk management programs, internal monitoring controls, capital and liquidity standards, customer disclosures, and auditing and examination programs for FCMs.  The proposed rules are intended to afford greater assurances to market participants that: customer segregated funds and secured amounts are protected; customers are provided with appropriate notice of the risks of futures trading and of the FCMs with which they may choose to do business; FCMs are monitoring and managing risks in a robust manner; the capital and liquidity of FCMs are strengthened to safeguard their continued operations; and the auditing and examination programs of the CFTC and the self-regulatory organizations (“SROs”) are monitoring the activities of FCMs in a thorough manner. The final regulations have not yet been adopted.

In the event of a bankruptcy or insolvency of any exchange or a clearing house, a Fund could experience a loss of the funds deposited through its FCM as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

A court could potentially conclude that the assets and liabilities of one Fund are not segregated from those of another Fund and determine that a shareholder’s investment in one Fund must be utilized to satisfy the liabilities of another Fund causing the shareholders to lose money.

Each Fund is a separate series of a Delaware statutory trust and not itself a separate legal entity.

Section 3804(a) of the Delaware Statutory Trust Act (“DSTA”) provides that if certain provisions are in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the statutory trust generally or any other series thereof shall be enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted Section 3804(a) or provided any guidance as to what is required for compliance. The Sponsor maintains separate and distinct records for each Fund and accounts for them separately but it is possible a court could conclude that the methods used did not satisfy Section 3804(a) of the DSTA and thus potentially expose assets in one Fund to the liabilities of another Fund.

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The Shares of each Fund are new securities products and their value could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for these securities products. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Funds and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Funds are not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

Shareholders of each Fund are subject to taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions.

The Trust is organized as a Delaware statutory trust, but each series of the Trust is taxed as a limited partnership in accordance with the provisions of the Trust Agreement and applicable state law.  Accordingly, each Fund is taxed as a limited partnership.  No U.S. federal income tax is paid by any Fund on its income.  Instead, each Fund will furnish shareholders each year with tax information on IRS Schedule K-1 (Form 1065) and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss and deduction of a Fund.  This must be reported without regard to the amount (if any) of cash the shareholder receives as a distribution from a Fund during the taxable year. A shareholder, therefore, may be allocated income or gain by a Fund but receive no cash distribution with which to pay the tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability.

In addition to federal income taxes, shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which a Fund does business or owns property or where the shareholders reside.  Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in a Fund.  It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns.

Investors could be adversely affected if items of income, gain, deduction, loss and credit with respect to Shares of a Fund are reallocated in the event that the IRS does not accept the assumptions or conventions used by the Fund in allocating Fund tax items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. Each Fund applies certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to shareholders of a Fund in a manner that reflects shareholders’ beneficial shares of partnership items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by a Fund do not satisfy the technical requirements of the Code and/or Treasury regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects investors.

Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

The partner information tax returns on Schedule K-1 which the Funds will distribute to shareholders will contain information regarding the income items and expense items of the Funds. If you have not received Schedule K-1s from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

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Investors could be adversely affected if the current treatment of long-term capital gains under current U.S. federal income tax law is changed or repealed in the future.

Under current law, long-term capital gains are taxed to non-corporate investors at a maximum United States federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to increase for tax years beginning after December 31, 2012.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

Regulatory changes or actions, including the implementation of new legislation, may alter the operations and profitability of the Funds.

Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures contracts and swap transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.

In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010. The Act makes sweeping changes to the way in which the U.S. financial system is supervised and regulated. Title VII of the Dodd-Frank Act sets forth a new legislative framework for OTC derivatives, including Financial Instruments. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant new authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and will require clearing and exchange trading of many OTC derivatives transactions.

Provisions in the Dodd-Frank Act include the requirement that position limits on commodity futures contracts be established; new registration, recordkeeping, capital and margin requirements for “swap dealers” and “major swap participants” as determined by the Dodd-Frank Act and applicable regulations; and the forced use of clearinghouse mechanisms for many OTC derivative transactions. Additionally, the new law requires the aggregation, for purposes of position limits, of all positions in futures held by a single entity and its affiliates, whether such positions exist on U.S. futures exchanges, non-U.S. futures exchanges, or in OTC contracts.

The CFTC, the SEC and other federal regulators have been tasked with developing the rules and regulations enacting the provisions of the Dodd-Frank Act. While certain regulations have been promulgated and are already in effect, it is not possible at this time to assess the exact nature and full scope of the impact of the Dodd-Frank Act on any of the Funds. The new legislation and the related regulations that may be promulgated in the future may negatively impact a Fund’s ability to meet its investment objective either through limits on its investments or requirements imposed on it or any of its counterparties. In particular, new requirements, including capital requirements and mandatory clearing of over-the-counter derivative transactions, may increase the cost of a Fund’s investments and the cost of doing business, which could adversely affect investors.

To date, the forward markets have been largely unregulated, forward contracts have been executed bi-laterally and, in general, forward contracts have not been cleared or guaranteed by a third party.  On November 16, 2012, the Secretary of the Treasury issued a final determination that exempts both foreign exchange swaps and foreign exchange forwards from the definition of "swap" and, by extension, additional regulatory requirements (such as clearing and margin).  The final determination does not extend to other FX derivatives, such as FX options, currency swaps, and non-deliverable forwards.

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Regulatory and exchange position limits may restrict the creation of Creation Units and the operation of the Trust.

The Dodd-Frank Act has required the CFTC to adopt regulations establishing speculative position limits applicable to regulated futures and over-the-counter derivatives and impose aggregate speculative position limits across regulated U.S. futures, over-the-counter positions and certain futures contracts traded on non-U.S. exchanges. In accordance with this mandate, in October 2011 the CFTC finalized rules that establish position limits with respect to 28 physical delivery commodity futures and options contracts, as well as to forward contracts that are economically equivalent to such contracts (the “Position Limit Rules”). The Position Limit Rules were scheduled to become effective on October 12, 2012.  However, on September 28, 2012, the United States District Court for the District of Columbia vacated these regulations on the basis of ambiguities in the provisions of the Commodity Exchange Act (as modified by the Dodd-Frank Act) upon which the regulations were based.  In its September 28th decision, the court remanded the Position Limit Rules to the CFTC with instructions to use its expertise and experience to resolve the ambiguities in the statute.  On November 15, 2012 the CFTC indicated that it will move forward with an appeal of the District Court’s decision to vacate the Position Limit Rules.  At this time, it is not possible to predict how the CFTC appeal could affect the Funds, but it may be substantial and adverse. Furthermore, until such time as the appeal is resolved or, if applicable revisions to the Position Limit Rules are proposed and adopted, the regulatory architecture in effect prior to the enactment of the Position Limit Rules will govern transactions in commodities and related derivatives.  As a result, the Funds may be limited with respect to the size of their investments in any commodities subject to these limits. Finally, subject to certain narrow exceptions, the vacated Position Limit Rules would have required the aggregation, for purposes of the position limits, of all positions in the 28 commodity futures and options contracts held by a single entity and its affiliates, regardless of whether such positions existed on U. S. futures exchanges, non-U.S. futures exchanges, in cleared swaps, or in over-the-counter swaps.   The CFTC is presently considering new aggregation rules, under a rulemaking proposal that is distinct from the Position Limit Rules.  At this time, it is unclear how any modified aggregation rules may affect the Funds, but it may be substantial and adverse.  By way of example, the aggregation rules in combination with any potential revised Position Limit Rules may negatively impact the ability of the Funds to meet their investment objectives through limits that may inhibit the Sponsor’s ability to sell additional Creation Baskets of the Funds.

Prior to the Dodd-Frank Act, speculative position limits have been established primarily by the U.S. futures exchanges, which impose “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in contracts traded on such exchanges. Under the exchange rules and the recently adopted CFTC regulations, all accounts owned or managed by commodity trading advisors, such as the Sponsor, their principals and their affiliates would be combined for position limit purposes.

In order to comply with the speculative position limits established by the CFTC and the relevant exchanges, the Sponsor may in the future be required to reduce the size of outstanding positions, not enter into new positions that would otherwise be taken for the Funds or not trade certain markets on behalf of the Funds. Modification of trades made by the Trust, if required, could adversely affect the Trust’s operations and profitability and significantly limit the Trust’s ability to reinvest income in additional contracts, create additional Creation Units, or add to existing positions in the desired amount.

In addition, the Sponsor may be required to liquidate certain open positions in order to ensure compliance with the speculative position limits at unfavorable prices, which may result in substantial losses for the relevant Funds. There also can be no assurance that the Sponsor will liquidate positions held on behalf of all the Sponsor’s accounts, including any proprietary accounts, in a proportionate manner. In the event the Sponsor chooses to liquidate a disproportionate number of positions held on behalf of any of the Funds at unfavorable prices, such Funds may incur substantial losses and the value of the Shares may be adversely affected.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements that are subject to risks and uncertainties. Investors can identify these forward-looking statements by the use of expressions such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those listed in “Risk Factors” in this Summary, described in “Risk Factors” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds to differ materially from those expressed in, or implied by, these forward-looking statements.

Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.

DESCRIPTION OF THE COMMODITY BENCHMARKS
Gold

The Direxion Daily Gold Bear 1X Shares, Direxion Daily Gold Bull 3X Shares and Direxion Daily Gold Bear 3X Shares (the “Gold Funds”) attempt to provide daily investment results (before fees and expenses) that correlate to -100%, 300% or -300% of the daily performance of their target benchmark.  Specifically, the benchmark for the Gold Funds is the daily last sale price value occurring on or before 4:00 p.m. E.T. of a standard futures contract for the current active month for 100 troy ounces of gold, specified by the Chicago Mercantile Exchange (the “CME”) to be of a grade and quality that shall assay to a minimum of 995 fineness, as measured in U.S. Dollars and cents per troy ounce with a minimum fluctuation of $0.10 per troy ounce (the “Gold Benchmark Futures Contract”).  The benchmark’s value will be calculated as the last sale price published by the CME on or before 4:00 p.m. E.T. (the “Daily Last Sale Value”) for the Gold Benchmark Futures Contract and may reflect trades occurring and published by the CME outside the normal trading session for the Gold Benchmark Futures Contract.

Silver

The Direxion Daily Silver Bear 1X Shares, Direxion Daily Silver Bull 3X Shares and Direxion Daily Silver Bear 3X Shares (the “Silver Funds,” and collectively with the Gold Funds, the “Commodity Funds”) attempt to provide daily investment results (before fees and expenses) that correlate to -100%, 300% or -300% of the daily performance of their target benchmark.  Specifically, the benchmark for the Silver Funds is the daily last sale price value occurring on or before 4:00 p.m. E.T. of a standard futures contract for the current active month for 5,000 troy ounces of silver, specified by the CME to be at a grade and quality that shall assay to a minimum of 999 fineness, as measured in U.S. Dollars and cents per troy ounce with a minimum fluctuation of $0.10 per troy ounce (the “Silver Benchmark Futures Contract”).  The Daily Last Sale Value for the Silver Benchmark Futures Contract may reflect trades occurring and published by the CME outside the normal trading session for the Silver Benchmark Futures Contract.

DESCRIPTION OF THE CURRENCY BENCHMARKS
Yen

The Direxion Daily Japanese Yen Bull 3X Shares and Direxion Daily Japanese Yen Bear 3X Shares (the “Yen Funds”) attempt to provide daily investment results (before fees and expenses) that correlate to 300% or -300% of the daily performance of their target benchmark.  Specifically, the benchmark for the Yen Funds is the daily last sale price value occurring on or before 4:00 p.m. E.T. of a standard futures contract for the current active month for 12,500,000 Japanese Yen, priced in U.S. Dollars and traded on the CME (the “Yen Benchmark Futures Contract”).  The Daily Last Sale Value for the Yen Benchmark Futures Contract may reflect trades occurring and published by the CME outside the normal trading session for the Yen Benchmark Futures Contract.

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Euro

The Direxion Daily Euro Bull 3X Shares and Direxion Daily Euro Bear 3X Shares (the “Euro Funds”) attempt to provide daily investment results (before fees and expenses) that correlate to 300% or -300% of the daily performance of their target benchmark.  Specifically, the benchmark for the Euro Funds is the daily last sale price value occurring on or before 4:00 p.m. E.T. of a standard futures contract for the current active month for 125,000 Euro, priced in U.S. Dollars and traded on the CME (the “Euro Benchmark Futures Contract”).  The Daily Last Sale Value for the Euro Benchmark Futures Contract may reflect trades occurring and published by the CME outside the normal trading session for the Euro Benchmark Futures Contract.

Dollar

The Direxion Daily Dollar Bull 3X Shares and Direxion Daily Dollar Bear 3X Shares (the “Dollar Funds,” and collectively with the Yen Funds and Euro Funds, the “Currency Funds”) attempt to provide daily investment results (before fees and expenses) that correlate to 300% or -300% of the daily performance of their target benchmark.  Specifically, the benchmark for the Dollar Funds is the daily last sale price value occurring on or before 4:00 p.m. E.T. of a standard futures contract for the current active month for $1,000 times the U.S. Dollar Index (as defined below) value as measured in U.S. Dollars and traded on the Intercontinental Exchange (“ICE”) (the “Dollar Benchmark Futures Contract”).  The U.S. Dollar Index indicates the general international value of the U.S. Dollar.  The U.S. Dollar Index does this by geometrically weighting the exchange rates between the U.S. Dollar and six major world currencies.  The U.S. Dollar Index consists of the following six currencies: Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona, and Swiss Franc.  The components and weightings are held constant, and have not changed since the introduction of the Euro.  Because the U.S. Dollar Index is geometrically weighted, holding the individual currencies in their specified weights will not necessarily mimic U.S. Dollar Index moves.

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

Each Fund seeks, on a daily basis, to provide investment results that correspond (before fees and expenses) to a multiple or inverse multiple of the performance of a benchmark.  The Funds do not seek to achieve their stated objective over a period greater than one day. Because the Funds seek investment results for a single day only (as measured from the time a Fund calculates its NAV to the time of the Fund’s next NAV calculation) and, in the case of the Leveraged Funds, on a leveraged and/or inverse leveraged basis, each Fund is different from most exchange-traded funds.

Investment objectives of the Leveraged Bull Funds:

Each Leveraged Bull Fund seeks daily leveraged investment results (before fees and expenses) that correlate positively to three times (300%) the daily return of its target benchmark.  The Leveraged Bull Funds do not seek to achieve their stated objective over a period greater than one day. If a Leveraged Bull Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately three times as much on a percentage basis as the level of its corresponding benchmark when the benchmark rises. Conversely, its value on a given day (before fees and expenses) should lose approximately three times as much on a percentage basis as the level of its corresponding benchmark when the benchmark declines. Each Leveraged Bull Fund acquires long exposure through any one of or combinations of Financial Instruments, including Financial Instruments with respect to the applicable Leveraged Bull Fund’s benchmark, such that each Leveraged Bull Fund has exposure intended to approximate three times (300%) of its corresponding benchmark at the time of its NAV calculation.

Investment objectives of the Leveraged Bear Funds:

Each Leveraged Bear Fund seeks daily leveraged investment results (before fees and expenses) that correlate to three times the inverse (-300%) of the daily return of its target benchmark.  The Leveraged Bear Funds do not seek to achieve their stated objective over a period greater than one day. If a Leveraged Bear Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately three times as much on a percentage basis as the level of its corresponding benchmark when the benchmark declines. Conversely, its value on a given day (before fees and expenses) should lose approximately three times as much on a percentage basis as the level of its corresponding benchmark when the benchmark rises. Each Leveraged Bear Fund acquires short exposure through any one of or combinations of Financial Instruments, including Financial Instruments with respect to the applicable Leveraged Bull Fund’s benchmark, such that each Leveraged Bull Fund has exposure intended to approximate three times the inverse (-300%) of its corresponding benchmark at the time of its NAV calculation.

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Investment objectives of the 1X Bear Funds:

Each 1X Bear Fund seeks daily investment results (before fees and expenses) that correlate to the inverse (-100%) of the daily return of its target benchmark.  The 1X Bear Funds do not seek to achieve their stated objective over a period greater than one day. If a 1X Bear Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately as much on a percentage basis as the level of its corresponding benchmark when the benchmark declines. Conversely, its value on a given day (before fees and expenses) should lose approximately as much on a percentage basis as the level of its corresponding benchmark when the benchmark rises. Each 1X Bear Fund acquires short exposure through any one of or combinations of Financial Instruments, including Financial Instruments with respect to the applicable 1X Bull Fund’s benchmark, such that each 1X Bull Fund has exposure intended to approximately equal the inverse (-100%) of its corresponding benchmark at the time of its NAV calculation.

Principal Investment Strategies

In seeking to achieve each Fund’s daily investment objective, the Sponsor uses statistical and quantitative analysis to determine the investments each Fund makes and the techniques it employs.  Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes in combination should produce daily returns consistent with a Fund’s objective. The Sponsor relies upon a pre-determined model to generate orders that result in repositioning each Fund’s investments in accordance with its daily investment objective.  As a consequence, if a Fund is performing as designed, the return of the index or benchmark will dictate the return for that Fund.  Each Fund pursues its investment objective regardless of the market conditions and does not take defensive positions.

Each Commodity Fund will seek to achieve its investment objective by investing in futures contracts related to its benchmark commodity.  As such, the Gold Funds will invest in gold futures contracts traded on the Commodity Exchange, Inc. (“COMEX”, an affiliate of the CME) (“Gold Futures Contracts”), and the Silver Funds will invest in silver futures contracts traded on COMEX (“Silver Futures Contracts”, and, collectively with Gold Futures Contracts, “Commodity Futures Contracts”).  In the event position limits or position accountability levels are reached with respect to the Commodity Futures Contracts, the Sponsor may, in its commercially reasonable judgment, cause the Commodity Funds to obtain exposure through cash-settled, exchange-traded options on Commodity Futures Contracts, as applicable, and forward contracts, swaps and other over-the-counter transactions that are based on the price of Commodity Futures Contracts, as applicable, if such instruments tend to exhibit trading prices or returns that correlate with any Commodity Futures Contract and will further the investment objective of such Commodity Fund (collectively, “Commodity Financial Instruments”).  Additionally, if trading in a Commodity Futures Contract is suspended due to price fluctuation limits being reached, or if the CME imposes any other suspension or limitation on trading in a Commodity Futures Contract, the related Commodity Fund will be unable to invest in that Commodity Futures Contract and may not be able to seek its investment objective until such time as trading resumes.

Each Currency Fund will seek to achieve its investment objective by investing in futures contracts related to its benchmark currency.  As such, the Yen Funds will invest in Japanese Yen futures contracts traded on the CME (“Yen Futures Contracts”), the Euro Funds will invest in Euro futures traded on the CME (“Euro Futures Contracts”), and the Dollar Funds will invest in U.S. Dollar Index futures contracts traded on the ICE Futures U.S. (“ICE”) (“Dollar Futures Contracts”, and, collectively with Yen Futures Contracts and Euro Futures Contracts, “Currency Futures Contracts”).  For each Currency Fund except the Dollar Funds, which invest in futures contracts that do not have position limits, accountability levels or price fluctuation limits, in the event position limits or position accountability levels are reached with respect to the applicable Currency Futures Contracts, or if trading of such Currency Futures Contracts is suspended due price fluctuations limits being reached or if the CME or ICE, as applicable, imposes any other suspension or limitation on trading in a Currency Futures Contract, the Sponsor may, in its commercially reasonable judgment, cause the Currency Funds to obtain exposure through cash-settled, exchange-traded options on Currency Futures Contracts, as applicable, and forward contracts, swaps and other over-the-counter transactions that are based on the price of Currency Futures Contracts, as applicable, if such instruments tend to exhibit trading prices or returns that correlate with any Currency Futures Contract and will further the investment objective of such Currency Fund (collectively, “Currency Financial Instruments”).

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As defined above, the Benchmark Futures Contract for each Fund is a particular futures contract relating to the relevant commodity or currency.  For example, the Gold Benchmark Futures Contract is a Gold Futures Contract that is specified as the “active month” contract.  However, not all Gold Futures Contracts are “active month” and therefore investors should note that only the Gold Benchmark Futures Contract (i.e., the active month God Futures Contract) is the benchmark for the Gold Funds.

In seeking its investment objective, each Fund will invest in Commodity or Currency Futures Contracts, as applicable, including (but not limited to) the Fund’s related Benchmark Futures Contract, as well as Commodity or Currency Financial Instruments in certain circumstances.  This means that, for example, circumstances may arise where a Gold Fund would hold a mix of investments including Gold Benchmark Futures Contracts, other Gold Futures Contracts and gold-related Financial Instruments.  Assets of each Fund not invested in Commodity Futures Contracts, Currency Futures Contracts, or other Commodity Financial Instruments or Currency Financial Instruments, as applicable, will be held in cash or invested in cash equivalents and/or U.S. Treasury Securities or other high credit quality short- term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and repurchase agreements collateralized by government securities, whether denominated in U.S. or the applicable foreign currency with respect to a Currency Fund) that serve as collateral for Commodity Futures Contracts, Currency Futures Contracts, and Commodity or Currency Financial Instruments, as applicable.

At the close of the U.S. equity markets each trading day, each Fund will position its portfolio to ensure that the Fund’s exposure to its benchmark is consistent with the Fund’s stated goals.  The impact of market movements during the day will determine whether a portfolio needs to be repositioned.  If the target benchmark has risen on a given day, a Leveraged Bull Fund’s net assets should rise, meaning their exposure may need to be increased.  Conversely, if the target benchmark has fallen on a given day, a Leveraged Bull Fund’s net assets should fall, meaning their exposure may need to be reduced.

Futures Contracts

A futures contract is a standardized contract traded on, and subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, including bonds, interest rates, agricultural products, stock indices, currencies, energy, metals and other assets or indices. The size and length of futures contracts on a particular commodity are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller.

The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts, such as stock index contracts and certain commodity futures contracts, settle in cash (reflecting the difference between the contract purchase/sale price and the contract settlement price) rather than by delivery of the underlying commodity.

Swap Agreements

Swap agreements are bilateral derivative contracts that are entered into primarily by institutional investors for a specified period ranging from a day to more than a year.  Swap agreements do not involve the delivery of securities or other underlying assets.  In a standard swap, the parties agree to exchange the returns on an “underlier,” which could be an asset, an investment, loans or a basket of equity investments, an instrument or an index in exchange for a fixed or floating rate of return based on an interest rate (commonly referred to as the interest rate leg of the swap) in respect of a predetermined (notional) amount. Swap agreements may be entered into over-the-counter or, if they are standardized, centrally-cleared. On November 14, 2012, the CFTC proposed new regulations that would require enhanced customer protections, risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures, and auditing and examination programs for FCMs.  The proposed rules are intended to afford greater assurances to market participants that:  customer segregated funds and secured amounts are protected; customers are provided with appropriate notice of the risks of futures trading and of the FCMs with which they may choose to do business; FCMs are monitoring and managing risks in a robust manner; the capital and liquidity of FCMs are strengthened to safeguard their continued operations; and the auditing and examination programs of the CFTC and the self-regulatory organizations ("SROs") are monitoring the activities of FCMs in a thorough manner.  The final regulations have not yet been adopted.

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It is expected that swap agreements will be contracted for directly with counterparties.  Unlike most of the exchange-traded futures contracts or exchange-traded options on the futures contracts, each party to such contract bears the credit risk of the other party, i.e., the risk that the other party may not be able to perform its obligations under its contract. To reduce the credit risk that arises in connection with such contracts, a Fund will generally enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. that provides for the netting of its overall exposure to its counterparty.

Additionally, the Sponsor, being affiliated with a complex of exchange-traded funds registered under the 1940 Act that extensively utilize swap agreements, has long-standing relationships with large financial institutions for the purpose of entering into swap agreements.  The Sponsor relies on this history of dealing when choosing counterparties for Financial Instruments held by the Funds.  In addition, the Sponsor assesses or reviews, as appropriate, the creditworthiness of each potential or existing counterparty pursuant to established guidelines. Furthermore, the Sponsor on behalf of the corresponding Fund only enters into over-the-counter contracts with counterparties who are, or are affiliates of, (a) banks regulated by a United States federal bank regulator, (b) broker-dealers regulated by the SEC, (c) insurance companies domiciled in the United States, and (d) producers, users or traders of an underlying commodity or currency, whether or not regulated by the CFTC. Any entity acting as a counterparty must be regulated in either the United States or the United Kingdom unless otherwise approved by the Sponsor. Existing counterparties are also reviewed periodically by the Sponsor. A Fund will also require that the counterparty be highly rated and/or provide collateral or other credit support.

Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement with the parties receiving or paying, as the case may be, only the net amount of the two payments. In a typical swap agreement entered into by a Bull Fund, absent fees, transaction costs and interest, the Bull Fund would be entitled to settlement payments in the event the benchmark increases and would be required to make payments to the swap counterparty in the event the benchmark decreases. In a typical swap agreement entered into by an Bear Fund, absent fees, transaction costs and interest, the Bear Fund would be required to make payments to the swap counterparty in the event the benchmark increases and would be entitled to settlement payments in the event the benchmark decreases.

Money Market Instruments

Money market instruments are short-term debt instruments that have a remaining maturity of 397 days or less and exhibit high quality credit profiles. Money market instruments may include U.S. government securities, securities issued by governments of other developed countries and repurchase agreements.

U.S. Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts) in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board Options Exchange, Incorporated (“CBOE”), the CME (which includes, among others, the CBOT and the NYMEX) and the ICE.

Each futures exchange in the United States has an associated “clearing house.” Clearing houses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed or cleared, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearing house to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, members effecting futures transactions on an organized exchange do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

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Regulation

Futures exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency currently regulates the OTC foreign exchange markets in the same comprehensive manner as the futures markets are regulated.)

On November 16, 2012, the Secretary of the Treasury exempted both foreign exchange swaps and foreign exchange forwards from the definition of "swap" and, by extension, the central clearing requirements.

The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts and options of futures contracts and to prescribe rules and regulations of the marketing of each. The CFTC also regulates the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Funds. The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Sponsor, and requires commodity trading advisors to maintain current and accurate records within the United States. If the registration of a Sponsor as a commodity trading advisor were to be terminated, restricted or suspended, the Sponsor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Funds. The Funds themselves are not registered with the CFTC in any capacity. Therefore, if the Sponsor were unable to provide services and/or trading advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and trading advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator and/or commodity trading advisor could be found. Such an event could result in termination of the Funds. The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC.  The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

On November 14, 2012, the CFTC proposed new regulations that would require enhanced customer protections, risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures, and auditing and examination programs for FCMs.  The proposed rules are intended to afford greater assurances to market participants that:  customer segregated funds and secured amounts are protected; customers are provided with appropriate notice of the risks of futures trading and of the FCMs with which they may choose to do business; FCMs are monitoring and managing risks in a robust manner; the capital and liquidity of FCMs are strengthened to safeguard their continued operations; and the auditing and examination programs of the CFTC and the self-regulatory organizations (“SROs”) are monitoring the activities of FCMs in a thorough manner.  The final regulations have not yet been adopted.

Under certain circumstances, the CEA grants shareholders the right to institute a reparations proceeding before the CFTC against the Sponsor (as a registered commodity pool operator and commodity trading advisor), an FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA.

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Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self regulatory organization for commodities professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, FCMs, introducing brokers and their respective associated persons and floor brokers. The Sponsor is a member of the NFA (the Funds themselves are not required to become members of the NFA). As an NFA member, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign commodity exchanges and markets.

The CEA and CFTC regulations prohibit market abuse and generally require that all futures exchange-based trading be conducted in compliance with rules designed to ensure the integrity of market prices and without any intent to manipulate prices. CFTC regulations and futures exchange rules also impose limits on the size of the positions that a person may hold or control as well as standards for aggregating certain positions.

The Dodd-Frank Act has required the CTFC to adopt regulations establishing speculative position limits applicable to regulated futures and over-the-counter derivatives and impose aggregate speculative position limits across regulated U.S. futures, over-the-counter positions and certain futures contracts traded on non-U.S. exchanges.  In accordance with this mandate, in October 2011 the CFTC finalized rules that establish position limits with respect to 28 physical delivery commodity futures and options contracts, as well as to forward contracts that are economically equivalent to such contracts (the "Position Limit Rules").  The Position Limit Rules were scheduled to become effective on October 12, 2012.  However, on September 28, 2012, the United States District Court for the District of Columbia vacated these regulations on the basis of ambiguities in the provision of the Commodity Exchange Act (as modified by the Dodd-Frank Act) upon which the regulations were based.  In its September 28th decision, the court remanded the Position Limit Rules to CFTC with instructions to use its expertise and experience to resolve the ambiguities in the statute.  On November 15, 2012, the CFTC indicated that it will move forward with an appeal of the District Court's decision to vacate the Position Limit Rules.  At this time, it is not possible to predict how the CFTC's appeal could affect the Funds, but it may be substantial and adverse.  Furthermore, until such time as the appeal is resolved or, if applicable revisions to the Position Limit Rules are proposed and adopted, the regulatory architecture in effect prior to the enactment of the Position Limit Rules will govern transactions in commodities and related derivatives.  As a result, the Funds may be limited with respect to the size of their investments in any commodities subject to these limits.  Finally, subject to certain narrow expectations, the vacated Position Limit Rules would have required the aggregation, for purposes of the position limits, of all positions in the 28 commodity futures and options contracts held by a single entity and its affiliates, regardless of whether such positions existed on U.S. future exchanges, non-U.S. future exchanges, in cleared swaps, or in over-the-counter swaps.  The CFTC is presently considering new aggregation rules, under a rulemaking proposal that is distinct from the Position Limit Rules.  At this time, it is unclear how any modified aggregation rules may affect the Funds, but it may be substantial and adverse.  By way of example, the aggregation rules in combination with any potential revised Position Limit Rules may negatively impact the ability of the Funds to meet their investment objectives through limits that may inhibit the Sponsor's ability to sell additional Creation Baskets of the Funds.

The rules of the CFTC and the futures exchanges also authorize special emergency actions to halt, suspend or limit trading overall or to restrict, halt, suspend or limit the trading of an individual trader or to otherwise impose special reporting or margin requirements.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the cases of forward contracts, swap agreements and options on forward contracts) limit the amount of fluctuation in some futures contract or options on futures contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit. Once the daily price fluctuation limit is reached, the limit is reset after a five minute trading halt.

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Margin

“Initial” or “original” margin is the minimum amount of funds that a futures trader must deposit with his commodity broker in order to initiate futures contract trading. Maintenance margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin so as to maintain open positions. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts he purchases or sells. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments.

Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and may require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. At the close of each trading day, each open futures contract is marked to market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position.

The Dodd-Frank Act requires the CFTC and SEC to establish "both initial and variation margin requirements on all swaps that are not cleared by a registered clearing organization" (i.e., uncleared swaps).  In addition, the Dodd-Frank Act provides parties who post initial margin to swap dealer or major swap participant with a statutory right to insist that such margin be held in a segregated account with an independent custodian.  At this time, the CFTC has proposed a rule addressing this statutory right of certain market participants but has not yet implemented any final rules.  On November 16, 2012, the Secretary of the Treasury issued a final determination that exempts both foreign exchange swaps and foreign exchange forwards from the definition of "swap" and, by extension, additional regulatory requirements (such as clearing and margin).

CERTAIN PERFORMANCE DATA

The Funds are newly-formed and thus have no operating history.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

NEITHER THIS POOL OPERATOR (TRADING MANAGER, IF APPLICABLE) NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Funds are newly formed and have no operating history.

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Sponsor’s application of these policies involves judgments and actual results may differ from the estimates used. Each Fund expects to have significant exposure to Financial Instruments. Assets of each Fund not invested in Financial Instruments will be invested in cash and/or U.S. Treasury Securities or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and repurchase agreements collateralized by government securities, whether denominated in U.S. or the applicable foreign currency with respect to a Currency Fund) or other interest-bearing securities approved by the CFTC for investment of customer funds, each of which will be held at fair value.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust has elected to take advantage of the benefits of this extended transition period. The Trust and the Funds’ financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

Results of Operations

As of the date of this Prospectus, the Funds had not yet commenced investment activities nor issued Shares. No Fund purchased or owned financial instruments during this period. There were no receipts or disbursements of cash to or from a Fund during this period. No Fund received any revenue, capital gains (losses), or incurred any expenses, excluding organization and offering costs, during this time period.

Liquidity and Capital Resources

As of the date of this Prospectus, the Funds have not begun trading activities. A significant portion of the NAV of each Fund is likely to be held in cash and/or U.S. Treasury Securities or other high credit quality short-term fixed-income or similar securities as described above. A portion of these investments may be posted as collateral in connection with swap agreements and/or used as margin for each Fund’s trading in futures. Margin requirements in respect of swap agreements are the subject of pending rule proposals issued by the CFTC and the U.S. bank regulators. It is possible that increased margin will apply to swap agreements upon adoption of the new requirements by these regulators. The percentage that U.S. Treasury bills and other short-term fixed-income securities will bear to the total net assets of each Fund will vary from period to period as the market values of the underlying swaps, futures contracts and forward contracts change.

Each Fund’s underlying futures and swaps, as the case may be, will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, swaps are not presently traded on an exchange, do not have uniform terms and conditions, and in general are not transferable without the consent of the counterparty. Additionally, at the present time, most swaps are not centrally cleared and vary in terms of standardization, which may further contribute to their lack of liquidity. In the case of futures contracts, commodity exchanges may limit fluctuations in certain futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract has increased or decreased by an amount equal to the daily limit, such positions can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Futures contract prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent a Fund from promptly liquidating its futures positions.

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Entry into non-cleared swap agreements will further impact liquidity because these contractual agreements are executed on a principal-to-principal basis between private parties and therefore, the time required to offset or “unwind” these positions may be greater than that for cleared and/or exchange-traded instruments. This potential delay could be exacerbated to the extent a counterparty is not a United States person.

Because each Fund will enter trade futures and may enter into swap agreements, its capital will be at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk). Credit risk is greater for non-cleared swaps than for futures or cleared swaps.

Market Risk

Trading in futures contracts will involve each Fund entering into contractual commitments to purchase or sell a commodity underlying a Fund’s benchmark at a specified date and price, should it hold such futures contract into the deliverable period. Should a Fund enter into a contractual commitment to sell a physical commodity, it would be required to make delivery of that commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which the value of a commodity can rise is unlimited, entering into commitments to sell commodities would expose a Fund to theoretically unlimited risk.

Each Fund’s exposure to market risk will be influenced by a number of factors including the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of each Fund’s trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

When a Fund enters into futures contracts or swap agreements, the Fund will be exposed to credit risk that the counterparty to the contract will not meet its obligations.

The counterparty for futures contracts traded on United States and on most foreign futures exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges, which may become applicable in the future), it may be backed by a consortium of banks or other financial institutions.

It is expected that swap agreements will be contracted for directly with counterparties. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to a Fund.

Swap agreements do not generally involve the delivery of securities or other underlying assets either at the outset of a transaction or upon settlement. Accordingly, if the counterparty to a swap agreement defaults, the Fund’s risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive, if any.

The Sponsor will attempt to minimize certain of these market and credit risks by normally:

•	executing and clearing trades with creditworthy counterparties, as determined by the Sponsor;

•	limiting the outstanding amounts due from counterparties of the Funds;

•	not posting margin directly with a counterparty;

•	limiting the amount of margin or premium posted at the FCM; and

•	ensuring that deliverable contracts are not held to such a date when delivery of an underlying asset could be called for.

The FCM for each Fund, in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to the Fund, all assets of the Fund relating to domestic futures trading, and the FCM will not be allowed to commingle such assets with other assets of the FCM. In addition, CFTC regulations will also require the FCM to hold in a secure account assets of each Fund related to foreign futures trading.

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On November 14, 2012, the CFTC proposed new regulations that would require enhanced customer protections, risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures, and auditing and examination programs for FCMs.  The proposed rules are intended to afford greater assurances to market participants that:  customer segregated funds and secured amounts are protected; customers are provided with appropriate notice of the risks of futures trading and of the FCMs with which they may choose to do business; FCMs are monitoring and managing risks in a robust manner; the capital and liquidity of FCMs are strengthened to safeguard their continued operations; and the auditing and examination programs of the CFTC and the self-regulatory organizations (“SROs”) are monitoring the activities of FCMs in a thorough manner.  The final regulations have not yet been adopted.

OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

As of the date of this Prospectus, the Funds have not utilized, nor do they expect to utilize in the future, special purpose entities to facilitate off balance sheet financing arrangements and have no loan guarantee arrangements or off balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Funds. While each Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on a Fund’s financial position.

Each Fund’s contractual obligations are with the Sponsor, certain service providers and with any counterparty to a Financial Instrument. Management fee payments made to the Sponsor are calculated as a fixed percentage of each Fund’s NAV. As such, the Sponsor cannot anticipate the amount of payments that will be required under these arrangements for future periods as NAVs are not known until a future date. The agreement with the Sponsor may be terminated by either party upon 30 days written notice to the other party.

CHARGES
Breakeven Table

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical initial investment in a single unit to equal the amount invested twelve months after the investment was made.  For purposes of this breakeven analysis, we have assumed an initial selling price of $40.00 per Share, which equals the NAV of the Shares sold in the initial Creation Basket. This breakeven analysis refers to the redemption of baskets by Authorized Purchasers and is not related to any gains an individual investor would have to achieve in order to break even.  The Sponsor bears all expenses relating to each Fund’s organization and offering expenses until the Funds commence trading. The breakeven analysis is an approximation only.

	Dollar Amount and Percentage of Expenses Per Fund(1)
	Direxion Daily Gold Bull 3X Shares		Direxion Daily Gold Bear 3X Shares		Direxion Daily Gold Bear 1X Shares
	$	%	$	%	$	%
Assumed Selling Price Per Share	40.00	0.00%	40.00	0.00%	40.00	0.00%
Management Fee	0.38	0.95%	0.38	0.95%	0.38	0.95%
Organizational and Offering Expenses	0.00	0.00%	0.00	0.00%	0.00	0.00%
Brokerage Commissions and Fees	NM(3)	0.01%	NM(3)	0.01%	NM(3)	0.01%
Routine Operational, Administrative and Other Ordinary Expenses	0.28	0.71%	0.28	0.71%	0.28	0.71%
Total Fees and Expenses	0.66	1.67%	0.66	1.67%	0.66	1.67%
Interest Income	(0.06)	-0.15%	(0.06)	-0.15%	(0.06)	-0.15%
12-Month Breakeven2	0.60	1.52%	0.60	1.52%	0.60	1.52%

	Dollar Amount and Percentage of Expenses Per Fund(1)
	Direxion Daily Silver Bull 3X Shares		Direxion Daily Silver Bear 3X Shares		Direxion Daily Silver Bear 1X Shares
	$	%	$	%	$	%
Assumed Selling Price Per Share	40.00	0.00%	40.00	0.00%	40.00	0.00%
Management Fee	0.38	0.95%	0.38	0.95%	0.38	0.95%
Organizational and Offering Expenses	0.00	0.00%	0.00	0.00%	0.00	0.00%
Brokerage Commissions and Fees	NM(3)	0.01%	NM(3)	0.01%	NM(3)	0.01%
Routine Operational, Administrative and Other Ordinary Expenses	0.28	0.71%	0.28	0.71%	0.28	0.71%
Total Fees and Expenses	0.66	1.67%	0.66	1.67%	0.66	1.67%
Interest Income	(0.06)	-0.15%	(0.06)	-0.15%	(0.06)	-0.15%
12-Month Breakeven2	0.60	1.52%	0.60	1.52%	0.60	1.52%

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	Dollar Amount and Percentage of Expenses Per Fund(1)
	Direxion Daily Japanese Yen Bull 3X Shares		Direxion Daily Japanese Yen Bear 3X Shares
	$	%	$	%
Assumed Selling Price Per Share	40.00	0.00%	40.00	0.00%
Management Fee	0.38	0.95%	0.38	0.95%
Organizational and Offering Expenses	0.00	0.00%	0.00	0.00%
Brokerage Commissions and Fees	NM(3)	0.01%	NM(3)	0.01%
Routine Operational, Administrative and Other Ordinary Expenses	0.28	0.71%	0.28	0.71%
Total Fees and Expenses	0.66	1.67%	0.66	1.67%
Interest Income	(0.06)	-0.15%	(0.06)	-0.15%
12-Month Breakeven2	0.60	1.52%	0.60	1.52%

	Dollar Amount and Percentage of Expenses Per Fund(1)
	Direxion Daily Euro Bull 3X Shares		Direxion Daily Euro Bear 3X Shares
	$	%	$	%
Assumed Selling Price Per Share	40.00	0.00%	40.00	0.00%
Management Fee	0.38	0.95%	0.38	0.95%
Organizational and Offering Expenses	0.00	0.00%	0.00	0.00%
Brokerage Commissions and Fees	NM(3)	0.01%	NM(3)	0.01%
Routine Operational, Administrative and Other Ordinary Expenses	0.28	0.71%	0.28	0.71%
Total Fees and Expenses	0.66	1.67%	0.66	1.67%
Interest Income	(0.06)	-0.15%	(0.06)	-0.15%
12-Month Breakeven2	0.60	1.52%	0.60	1.52%

	Dollar Amount and Percentage of Expenses Per Fund(1)
	Direxion Daily U.S. Dollar Bull 3X Shares		Direxion Daily U.S. Dollar Bear 3X Shares
	$	%	$	%
Assumed Selling Price Per Share	40.00	0.00%	40.00	0.00%
Management Fee	0.38	0.95%	0.38	0.95%
Organizational and Offering Expenses	0.00	0.00%	0.00	0.00%
Brokerage Commissions and Fees	NM(3)	0.01%	NM(3)	0.01%
Routine Operational, Administrative and Other Ordinary Expenses	0.28	0.71%	0.28	0.71%
Total Fees and Expenses	0.66	1.67%	0.66	1.67%
Interest Income	(0.06)	-0.15%	(0.06)	-0.15%
12-Month Breakeven2	0.60	1.52%	0.60	1.52%

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(1) The breakeven analysis set forth in this table assumes that the Funds have a constant month-end NAV and is based on $50,000,000 as the total NAV for each of the Funds. The breakeven analysis reflects all fees and expenses, including estimated rebalancing expenses, that are anticipated to be incurred by each Fund during the first year of an investor’s investment.  (2) Investors may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.  (3) Not material.

Breakeven Amounts
The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares of each Fund during the first twelve months of investment is the following percentage per annum of Fund’s average daily NAV, plus the amount of any commissions charged by the investor’s broker:

Name of Fund	Percentage
Direxion Daily Gold Bear 1X Shares	1.52%
Direxion Daily Gold Bull 3X Shares	1.52%
Direxion Daily Gold Bear 3X Shares	1.52%
Direxion Daily Silver Bear 1X Shares	1.52%
Direxion Daily Silver Bull 3X Shares	1.52%
Direxion Daily Silver Bear 3X Shares	1.52%
Direxion Daily Japanese Yen Bull 3X Shares	1.52%
Direxion Daily Japanese Yen Bear 3X Shares	1.52%
Direxion Daily U.S. Dollar Bull 3X Shares	1.52%
Direxion Daily U.S. Dollar Bear 3X Shares	1.52%
Direxion Daily Euro Bull 3X Shares	1.52%
Direxion Daily Euro Bear 3X Shares	1.52%

Each Fund will break even only if its daily return from trading, plus its daily interest income from high credit quality short-term fixed income securities, equals its fees and expenses per annum.

Management Fee

Each Fund pays the Sponsor a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 0.95% per annum of its average daily NAV. No other management fee is paid by the Fund. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Funds that the Sponsor pays directly.

Organizational and Offering Expenses

Expenses incurred in connection with organizing each Fund and the initial offering of each Fund’s Shares, including all Shares related to this Prospectus were paid by the Sponsor or its affiliates.  The Sponsor or its affiliates will not be reimbursed in connection with the payment of the organizational and offering expenses.  The Funds are not required to reimburse the Sponsor or any affiliates for any costs incurred for any related period.

Routine Operational, Administrative and Other Ordinary Expenses

Each Fund pays all of its routine operational, administrative and other ordinary expenses, including, but not limited to, (i) brokerage and other fees and commissions incurred in connection with the trading activities of the Fund; (ii) expenses incurred in connection with registering additional Shares of a Fund or offering Shares of a Fund; (iii) the routine expenses associated with the preparation and, if required, the printing and mailing of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, Trust meetings and preparing, printing and mailing proxy statements to Shareholders; (iv) the payment of any distributions related to redemption of Shares; (v) payment for routine services of the Trustee, legal counsel and independent accountants; (vi) payment for routine accounting, bookkeeping, administration, custody, transfer agency services and compliance services, whether performed by an outside service provider or by Affiliates of the Sponsor; (vii) licensing fees; (viii) postage and insurance; (ix) costs and expenses associated with investor relations including K-1 services; (x) costs of preparation of all federal, state, local and foreign tax returns and any taxes payable on the income, assets or operations of the Fund; and (xi) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto). The Sponsor may, in its discretion, pay or reimburse the Fund for, or waive a portion of its management fee to offset, expenses that would otherwise be borne by the Fund.

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Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit may be deemed to be underwriting compensation.

Brokerage Commissions and Fees

Each Fund pays all brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investments in CFTC regulated investments.

Other Transaction Costs

The Funds bear other transaction costs including the effects of trading spreads and financing costs associated with the use of Financial Instruments, and costs relating to the purchase of U.S. Treasury Securities or similar high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and repurchase agreements collateralized by government securities, whether denominated in U.S. or the applicable foreign currency with respect to a Currency Fund). The Funds intend their Shares to be offered in highly liquid markets and therefore expect costs relating to trading spreads will be low.

FUTURES COMMISSION MERCHANT

Prudential Bache Commodities, LLC (“PBC”), in its capacity as a registered FCM, serves as the Funds’ clearing broker and as such arranges for the execution and clearing of the Fund’s futures and options on futures transactions. PBC acts as clearing broker for many other funds and individuals.

The Investors should be advised that PBC is not affiliated with and does not act as a supervisor of the Funds or the Funds’ commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers. Additionally, PBC is not acting as an underwriter or sponsor of the offering of any shares or interests in the Funds and has not passed upon the merits of participating in this offering.

PBC has not passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, PBC does not provide any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon PBC in deciding whether to invest in the Funds or retain their interests in the Funds. Investors should also note that the Funds may select additional clearing brokers or replace PBC as the Fund’s clearing broker.

Margin Levels Expected to be Held at the FCM

The following is based on how each Fund will be managed as of the date of this Prospectus. While the portfolio composition may vary over time, it is not expected that any Fund will ever have futures exposure greater than 300% of Fund assets. Thus the maximum margin held at an FCM would not exceed three times the margin requirement. The margin levels described below are based upon current exchange requirements for non-hedger accounts. It is possible that a Fund’s FCM will require margins greater than the levels set by the relevant exchange and it is also possible that a Fund may qualify for the lower margin levels available to hedge accounts. However, because there is no certainty as to these probabilities, the estimates are made with the assumption that the applicable margin levels for the Funds are the current exchange margin levels for non-hedger accounts. The expected amount is listed first and the maximum amount is listed second. These amounts are based on current margin requirements and current futures levels. They will fluctuate with changes to either factor.

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As of the date of this Prospectus, no fund held futures contracts.  The Funds expect to hold futures contracts in the future.

The Funds receive the income on any securities or other property of the Fund transferred to the FCM to fulfill requirements for margin to be held by the FCM in respect of commodity interests, and receive a negotiated portion of any income derived by the FCM in respect of any cash transferred to the FCM and held for this purpose.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material United States federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by United States Shareholders (as defined below) and non-United States Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities or commodities;

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	partnerships and persons in their capacity as partners;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder (the “Regulations”), and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for United States federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is for United States federal income tax purposes:

•	an individual that is a nonresident alien;

•	a foreign corporation;

•	a foreign estate; or

•	a foreign trust.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.  The Trust urges any investor that is a partner of a partnership holding Shares, to consult such investor’s own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for United States federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares. If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax adviser concerning the particular United States federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.

Status of the Funds

Generally, a partnership is not a taxable entity for United States federal income tax purposes and incurs no United States federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships are generally taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code, or the qualifying income exception. Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from swap agreements or regulated futures or forward contracts with respect to commodities. Each Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based upon factual representations made by each Fund, in the opinion of [   ], each Fund will be classified as a partnership and not as a publicly traded partnership taxable as a corporation for United States federal income tax purposes. The factual representations upon which [   ] has relied are: (a) the Fund has not elected and will not elect to be treated as a corporation for United States federal income tax purposes; and (b) for each taxable year, 90% or more of the Fund’s gross income will be qualifying income.

There can be no assurance that the IRS will not assert that a Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of a Fund for United States federal income tax purposes or whether the Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether a Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations. However, each Fund’s Sponsor will use its best efforts to cause the operation of the Fund in such manner as is necessary for the Fund to continue to meet the qualifying income exception.

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If a Fund fails to satisfy the qualifying income exception described above (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure), the Fund will be treated as if it had transferred all of its assets, subject to its liabilities, to a newly formed corporation, on the first day of the year in which it failed to satisfy the exception, in return for stock in that corporation, and then distributed that stock to the shareholders in liquidation of their interests in the Fund. This contribution and liquidation generally should be tax free to shareholders of the relevant Fund so long as the Fund, at that time, does not have liabilities in excess of its tax basis in its assets. Thereafter, the Fund would be treated as a corporation for United States federal income tax purposes. If a Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the shareholders, and its net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, any distribution made by the Fund would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, a nontaxable return of capital to the extent of each shareholder’s tax basis in its Shares, or taxable capital gain, after the shareholder’s tax basis in its Shares is reduced to zero. Taxation of a Fund as a corporation could result in a material reduction in a shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares of the Fund.

The discussion below is based on [   ] opinion that each Fund is and will continue to be classified as a partnership that is not subject to corporate income tax for United States federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership does not incur United States federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each shareholder in the Fund is required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s United States federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders in the Fund may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to, or if the shareholder is not able to deduct, in whole or in part, such shareholder’s allocable share of the Fund’s expenses or capital losses. Each Fund’s taxable year ends on October 31 unless otherwise required by law. Each Fund uses the accrual method of accounting.

Shareholders must take into account their share of ordinary income realized by the respective Fund’s investments, including from accruals of interest on the U.S. Treasury Bills or other cash and cash equivalents held in the Fund’s portfolio. Each Fund may hold U.S. Treasury Bills or other debt instruments with “acquisition discount” or “original issue discount”, in which case shareholders in the Fund are required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. Each Fund may also acquire U.S. Treasury Bills with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount, and shareholders in the Fund would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Fund.

The character and timing of income that the Fund earns from the positions in its investment strategy depends on the particular U.S. federal income tax treatment of each such position. The U.S. federal income tax treatment of certain positions is not always clear, and the IRS and Congress sometimes take steps which change the manner in which certain positions are taxed. For example, except as discussed below with respect to 1256 contracts, positions in currencies typically produce ordinary income and gains for U.S. federal income tax purposes. The IRS has recently issued guidance indicating that a position that certain taxpayers were accounting for as prepaid forward contracts for U.S. federal income tax purposes should, instead, be accounted for under the U.S. federal income tax rules for non-dollar denominated debt instruments. The IRS has also recently released a Notice seeking comments from practitioners about the application of U.S. federal income tax rules to certain derivative positions, including derivative positions in commodities. The Notice asks for comments about, among other questions, when investors in these positions should have income, the character of income and gain or loss from these positions and whether the U.S. federal “constructive ownership” rules should apply to these positions. It is not possible to predict what changes, if any, will be adopted or when any such changes would take effect. However, any such changes could affect the amount, timing and character of income, gain and loss in respect of a Fund’s investments, possibly with retroactive effect. As each Fund passes-through its items of income, gain and loss to shareholders, any change in the manner in which a Fund accounts for these items could have an adverse impact on the shareholders of that Fund.

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The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts, options and currency contracts. Section 1256 Contracts held by the each Fund at the end of a taxable year of the Funds will be treated for United States federal income tax purposes as if they were sold by the Funds at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by a Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Shareholders of a Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

Allocation of the Funds’ Profits and Losses

For United States federal income tax purposes, a shareholder’s distributive share of a Fund’s income, gain, loss, deduction and other items is determined by the Funds’ Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussions below under “Monthly Allocation and Revaluation Conventions” and “Section 754 Election,” the allocations pursuant to the Funds’ Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Fund’s Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced, or the character of the income or loss could be modified.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible, therefore, that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact an investor.

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Monthly Allocation and Revaluation Conventions

In general, each Fund’s taxable income and losses are determined monthly and are apportioned among the shareholders of the Fund in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the NYSE Arca on the first business day of the next succeeding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below, except for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs, in which case the allocation shall take place as described above.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. As a result, a holder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, a Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Fund’s assets. This results in the allocation of items of the Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed, or the reverse section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in the Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, each Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, each Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the creation/redemption price of the Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption, or the “revaluation convention.” As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) a purchaser of newly issued Shares will not be allocated its entire share in the loss in the Fund’s assets accruing after the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. The Sponsor, in an attempt to eliminate book-tax disparities, allocates items of income, gain, or loss for U.S. federal income tax purposes among the Members under the principles of the remedial method of Treasury Regulations Section 1.704-3(d).

The Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and regulations do not contemplate monthly allocation or revaluation conventions.

If the IRS does not accept a Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Funds must be reallocated among the shareholders. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Sponsor is authorized to revise the Funds’ allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Funds.

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Section 754 Election

Each Fund has made the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by a Fund generally has the effect of requiring a purchaser of Shares in the Fund to adjust, utilizing the lowest closing price during the month, its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the basis of the Fund’s assets associated with all of the other shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, in making the election under Code Section 754, the Fund applies certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, each Fund is required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. Each Fund seeks such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that any Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that any Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its share of the Fund Interests and its share of inside basis.

Constructive Termination

A Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total Shares in the Fund within a 12-month period. A constructive termination results in the closing of a Fund’s taxable year for all holders of Shares in the Fund. In the case of a holder of Shares reporting on a taxable year other than the taxable year used by a Fund (which is a fiscal year ending December 31), the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in such holder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if a Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a Fund will be taxable to a shareholder only to the extent such distributions exceed the shareholder’s tax basis in the partnership interests it is treated as owning. (See “Tax Basis in Shares” below.) Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares. See “Disposition of Shares” below.

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Creation and Redemption of Creation Units

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Creation Unit of Shares. If the Fund disposes of assets in connection with the redemption of a Creation Unit of Shares, however, the disposition may give rise to gain or loss that will be allocated in part to investors. An Authorized Participant’s creation or redemption of a Creation Unit of Shares may also affect an investor’s share of a Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to an investor on the sale or disposition of portfolio assets by the Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares of a Fund, in a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares. The amount realized will include the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss.

Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates when the Shares are held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (a) the amount of cash paid by such U.S. Shareholder for its Shares and (b) such U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in the Shares will be increased by (a) the U.S. Shareholder’s share of the Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of that shareholder’s “net investment income.” Investment interest expense would generally include interest expense incurred by a Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such U.S. Shareholder. The Code imposes additional limitations (which have been phased out for 2010 but which will be reinstated in 2011 absent Congressional action) on the amount of certain itemized deductions allowable to individuals by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

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• 3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

• 80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. Each Fund will report such expenses on a pro rata basis to the shareholders, and each

U.S. Shareholder will determine separately to what extent they are deductible on such U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such U.S. Shareholder with respect to the Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year. It is anticipated that management fees that each Fund will pay will constitute miscellaneous itemized deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of180 months. The Funds have not yet determined whether they will make such an election. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so-called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under temporary Treasury regulations, income or loss from a Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss from a Fund’s investments will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Transferor/Transferee Allocations

In general, a Fund’s taxable income and losses are determined monthly and are apportioned among the Fund’s shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which [the option closing date or the expiration of the over-allotment option occurs] shall be allocated to the shareholders as of the opening of the NYSE Arca on the first business day of the next succeeding month. With respect to any Share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Share (other than an underwriter or other person holding in a similar capacity and except with respect to the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs) for United States federal income tax purposes will be treated as holding such Share for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for United States federal income tax purposes when the transfer is completed without regard to a Fund’s convention for allocating income and deductions. In that event, the Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a shareholder’s Shares), or if the IRS otherwise does not accept a Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. Each Fund’s Sponsor is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among shareholders whose interests otherwise vary during a taxable period).

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Tax Reporting by each Fund

Information returns will be filed with the IRS as required with respect to income, gain, loss, deduction and other items derived from Shares of each Fund. Each Fund will file a partnership return with the IRS and a Schedule K-1 to the shareholders.

Treatment of Securities Lending Transactions Involving Shares

A shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the relevant Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from lending their Shares.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the Funds’ Trust Agreement, the Sponsor has been appointed the “tax matters partner” of each Fund for all purposes pursuant to Sections 6221-6231 of the Code. The tax matters partner, which is required by the Trust’s Trust Agreement to notify all U.S. Shareholders of any U.S. federal income tax audit of any Fund, has the authority under the Trust Agreement to conduct any IRS audits of each Fund’s tax returns or other tax-related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the Sponsor has the right on behalf of all shareholders to extend the statute of limitations relating to the shareholders’ United States federal income tax liabilities with respect to Fund items.

A United States federal income tax audit of a Fund’s information return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a shareholder that are unrelated to the Fund as well as to the Fund-related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of a Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Foreign Tax Credits

Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by a Fund, withheld on payments made to the Trust or paid by the Trust on behalf of Fund shareholders (if any of such foreign income taxes are so paid, incurred or withheld). U.S. Shareholders must include in their gross income, for United States federal income tax purposes, both their share of the Fund’s items of income and gain and also their share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from interest or other income derived by, the Fund. U.S. Shareholders may then subtract from their United States federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the tax credit or deduction described above is subject to certain limitations. Even if the shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

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Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s United States federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by a Fund or the shareholders (1) if a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, a Fund’s material advisers could be required to maintain a list of persons investing in the Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

Non-U.S. Shareholders

A non-U.S. Shareholder will not be subject to United States federal income tax on such shareholder’s distributive share of a Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such shareholder will be subject to United States federal income tax on gains on the sale of Shares in a Fund or such shareholder’s distributive share of gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from a Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to United States federal income tax at the graduated rates applicable to United States citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

Non-U.S. Shareholders that are individuals will be subject to United States federal estate tax on the value of United States situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests such as the Shares will be considered United States situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Regulated Investment Companies

The treatment of a RIC’s investment in a Fund will depend, in part, on whether the Fund is classified as a qualified PTP for purposes of the RIC rules. RICs are only allowed to invest up to 25% of their assets in qualified PTPs and to treat net income derived from such investments as qualifying income for purposes of certain rules relevant to determining whether an entity qualifies as a RIC. Similarly, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with certain asset diversification tests applicable to determining whether an entity qualified as a RIC. On the other hand, an investment by a RIC in a publicly traded partnership that is not a qualified PTP is not counted against the 25% limit on a RIC’s investments in qualified PTPs and the RIC is treated as owning its proportionate share of the partnership’s assets and earning its proportionate share of the partnership’s income for purposes of the income and asset tests relevant to determining whether an entity qualifies as a RIC.

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It is generally expected that the Currency Funds will not be qualified PTPs.  Prospective RIC investors should consult a tax adviser regarding the treatment of an investment in a Fund under current tax rules and in light of their particular circumstances.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Funds) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities-trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt- financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

To the extent a Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain multiplied by a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period that such property is held by the Fund during the taxable year. In determining the unrelated debt-financed income of a Fund, an allocable portion of deductions directly connected with the Fund’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust is subject to an excise tax equal to the amount of its UBTI for any year; in view of the potential for UBTI, the Shares are not a suitable investment for a charitable remainder trust.

Certain State and Local Taxation Matters

Prospective shareholders should consider, in addition to the United States federal income tax consequences described above, the potential state and local tax consequences of investing in the Shares.

State and local laws often differ from United States federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining the shareholder’s reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident. A Fund may conduct business in one or more jurisdictions that will subject a shareholder to tax (and require a shareholder to file an income tax return with the jurisdiction with respect to the shareholder’s share of the income derived from that business). A prospective shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the shareholder is resident.

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Backup Withholding

In certain circumstances, shareholders may be subject to backup withholding on certain payments paid to them if they do not establish that they are exempt from the backup withholding rules (such as corporations) or if they do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to an investor may be refunded or credited against an investor’s United States federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the United States federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of United States federal, state, local and foreign tax laws.

GENERAL POOL DISCLOSURE

This Prospectus has two parts: a disclosure document and a statement of additional information.  These parts are bound together and both contain important information.

USE OF PROCEEDS

All of the proceeds of the offering of the Shares of each Fund are used by each Fund to enter into Financial Instruments in which a Fund invests, in combination with cash or cash equivalents and/or U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements) that may in part be used for direct investment or deposited with the FCMs as margin in connection with futures contracts or in segregated accounts at the Funds’ custodian bank as collateral for swap agreements or forward contracts, as applicable. To the extent that the Funds do not invest the proceeds of the offering of the Shares in the manner described above on the day such proceeds are received, such proceeds will be deposited with the Custodian in a non-interest bearing account.

To the extent that a Fund trades in futures contracts on United States exchanges, the assets deposited by such Fund with its FCM (or another eligible financial institution, as applicable) as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations to margin futures and forward contract positions.

The Sponsor has selected PBC as its initial FCM. PBC, in its capacity as a registered FCM, serves as a clearing broker to the Trust and each Fund and as such arranges for the execution and clearing of each Fund’s futures and options on futures transactions. PBC acts as clearing broker for many other funds and individuals. PBC is registered as a FCM with the CFTC and is a member of the NFA. PBC is a clearing member of the CBOT, CME, NYMEX, and all other major United States commodity exchanges. PBC is not affiliated with and does not act as a supervisor of the Trust or any Fund or the Sponsor, the Trustee, the Administrator, or the Custodian. PBC is not acting as an underwriter or sponsor of the offering of the Shares and has not passed upon the merits of participating in this offering. PBC has not passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein.  PBC does not provide any commodity trading advice regarding any Funds’ trading activities. Investors should not rely upon PBC in deciding whether to invest in any Fund or retain their interests in any Fund. Prospective subscribers should also note that the Sponsor may select additional clearing brokers or replace PBC as each Fund’s clearing broker.

To the extent, if any, that a Fund enters into trades in futures on markets other than regulated United States futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

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The Sponsor, a registered commodity pool operator and commodity trading advisor, is responsible for the cash management activities of each Fund, including investing in cash equivalents that serve as collateral for the Financial Instruments as described above.

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Trust and the Sponsor (an Authorized Participant Agreement).

CREATION AND REDEMPTION OF SHARES

Each Fund creates and redeems Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares of a Fund. Except when aggregated in Creation Units, the Shares are not redeemable securities.

The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement and Authorized Participant Handbook. By placing a purchase order, an Authorized Participant agrees to deposit cash with the Custodian of the Funds. If permitted by the Sponsor in its sole discretion with respect to a Fund, an Authorized Participant also agrees to enter into or arrange for an exchange of futures for related position or block trade with the relevant Fund whereby the Authorized Participant would also transfer to such Fund a number and type of exchange-traded futures contracts at or near the closing settlement price for such contracts on the purchase order date. Similarly, the Sponsor in its sole discretion may agree with an Authorized Participant to use an exchange of futures for related position to effect an order to redeem Creation Units.

An exchange of futures for related position is a technique permitted by the rules of the applicable futures exchange that, as utilized by a Fund in the Sponsor’s discretion, would allow such Fund to take a position in a futures contract from an Authorized Participant, or give futures contracts to an Authorized Participant, in the case of a redemption, rather than to enter the futures exchange markets to obtain such a position. An exchange of futures for related position by itself will not change either party’s net risk position materially. Because the futures position that a Fund would otherwise need to take in order to meet its investment objective can be obtained without unnecessarily impacting the financial or futures markets or their pricing, exchanges of futures for related positions can generally be viewed as transactions beneficial to a Fund. A block trade is a technique that permits certain Funds to obtain a futures position without going through the market auction system and can generally be viewed as a transaction beneficial to the Fund.

Authorized Participants pay a fixed transaction fee of $[250] in connection with each order to create or redeem a Creation Unit in order to compensate U.S. Bancorp Fund Services, LLC (“USBFS”) for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions. Authorized Participants also may pay a variable transaction fee of up to [___]% of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor provides such Authorized Participant with prompt notice in advance of any such waiver or adjustment of transaction fee. The variable transaction fee is [___]% for the Commodity Funds and [___]% for the Currency Funds. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Funds to other investors. Further detail on the fees is set forth in the Authorized Participant Handbook.

The form of Authorized Participant Agreement and related Authorized Participant Handbook set forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the form of Authorized Participant Agreement to Foreside or the Administrator without consent from any shareholder or Authorized Participant. The form of Authorized Participant Agreement and the related procedures attached thereto may be amended by the Sponsor without the consent of any shareholder or Authorized Participant. Authorized Participants who purchase Creation Units from a Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Fund, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

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Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “1933 Act”), as described in “Plan of Distribution.”  The difference between the price paid by the Authorized Purchaser for a Share and the price paid to such Authorized Purchaser by an investor purchasing such Share may be deemed underwriting compensation.

Each Authorized Participant must be registered as a broker-dealer under the Exchange and regulated by FINRA, or exempt from being, or otherwise is not be required to be, so regulated or registered, and must be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant must have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker -dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants are only able to redeem their Shares through an Authorized Participant.

Pursuant to the Authorized Participant Agreement, the Sponsor agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Distributor to create one or more Creation Units. For purposes of processing both purchase and redemption orders, a “Business Day” means any day other than a day when any of the NYSE, NYSE Arca, CBOE, CFE, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of the Funds is closed for regular trading.

Purchase orders must be placed by the applicable cut-off time shown on page [  ] or earlier if the NYSE closes before the cut-off time.  If a purchase order is received prior to the applicable cut-off time, the day on which Foreside receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Creation Unit is the NAV of 50,000 Shares of the applicable Fund on the purchase order date plus the applicable transaction fee. For each Fund, Authorized Participants have create/redeem cut-off times prior to the NAV calculation time, which may be different from the close of U.S. markets, as shown in the table on page [  ].

Delivery of Cash

Cash required for settlement will typically be transferred to the Custodian through: (1) the Continuous Net Settlement (“CNS”) clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment (DVP) basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous. If the Custodian does not receive the cash by the market close on the first Business Day following the purchase order date (T+1), such order may be charged interest for delayed settlement or cancelled. The Sponsor reserves the right to extend the deadline for the Custodian to receive the cash required for settlement up to the third Business Day following the purchase order date (T+3). In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. Additional fees may apply for special settlement. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the purchase amount.

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Suspension or Rejection of Purchase Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right to purchase, or postpone the purchase settlement date, (1) for any period during which any of the NYSE, NYSE Arca, CBOE, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of the Funds is closed or when trading is suspended or restricted on such exchanges in any of the underlying Benchmark Futures Contract; (2) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a purchase order if:

•	it determines that the purchase order is not in proper form;

•	the Sponsor believes that the purchase order would have adverse tax consequences to any Fund or its shareholders;

•	the order would in the opinion of counsel be illegal; or

•	circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Creation Units.

None of the Sponsor, the Administrator or the Custodian will be liable for the suspension or rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Distributor to redeem one or more Creation Units.  If a redemption order is received prior to the applicable cut-off time, the day on which Foreside receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cut-off time, the redemption order date will be the next day. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Creation Units. Individual shareholders may not redeem directly from a Fund.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon (Eastern Time), on the first Business Day immediately following the redemption order date (T+1). The Sponsor reserves the right to extend the deadline for the Fund to receive the Creation Units required for settlement up to the third Business Day following the redemption order date (T+3). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. Additional fees may apply for special settlement.

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Determination of Redemption Proceeds

The redemption proceeds from a Fund consist of the cash redemption amount and, if permitted by the Sponsor in its sole discretion with respect to a Fund, an exchange of futures for related position or block trade with the relevant Fund as described in “Creation and Redemption of Shares” above. The cash redemption amount is equal to the NAV of the number of Creation Unit(s) of such Fund requested in the Authorized Participant’s redemption order as of the time of the calculation of such Fund’s NAV on the redemption order date, less transaction fees and any amounts attributable to any applicable exchange of futures for related position or block trade.

Delivery of Redemption Proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon (Eastern Time), on the third Business Day immediately following the redemption order date if, by such time on such Business Day immediately following the redemption order date, a Fund’s DTC account has been credited with the Creation Units to be redeemed. The Fund should be credited through: (1) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment basis. If a Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent whole Creation Units are received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent any remaining whole Creation Units are received if: (1) the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine, and (2) the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by noon (Eastern Time), on such next Business Day. Any further outstanding amount of the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio.

The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to the Fund’s DTC account by noon (Eastern Time), on the third Business Day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time-to-time.

Suspension or Rejection of Redemption Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which any of the NYSE, NYSE Arca, CBOE, CFE, CME, CBOT, NYMEX or ICE or other exchange material to the valuation or operation of the Funds is closed or when trading is suspended or restricted on such exchanges in any of the underlying Benchmark Futures Contract; (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor will reject a redemption order if the order is not in proper form as described in the form of Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Cut-Off Times

Except as otherwise indicated above, creation and redemption transactions must be placed each day with the Distributor prior to the creation/redemption cut-off time shown below or earlier if the NYSE closes before such cut-off time to receive that day’s NAV.

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FUND	Creation/Redemption Cut-off	NAV Calculation Time
Direxion Daily Gold Bear 1X Shares	4:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Direxion Daily Gold Bull 3X Shares	4:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Direxion Daily Gold Bear 3X Shares	4:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Direxion Daily Silver Bear 1X Shares	4:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Direxion Daily Silver Bull 3X Shares	4:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Direxion Daily Silver Bear 3X Shares	4:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Direxion Daily Japanese Yen Bull 3X Shares	4:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Direxion Daily Japanese Yen Bear 3X Shares	4:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Direxion Daily U.S. Dollar Bull 3X Shares	4:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Direxion Daily U.S. Dollar Bear 3X Shares	4:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Direxion Daily Euro Bull 3X Shares	4:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Direxion Daily Euro Bear 3X Shares	4:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)

Creation and Redemption Transaction Fee

To compensate USBFS for services in processing the creation and redemption of Creation Units and to offset some or all of the transaction costs, an Authorized Participant may be required to pay a fixed transaction fee of $[250] per order to create or redeem Creation Units and may pay a variable transaction fee of up to [___]% of the value of a Creation Unit. The variable transaction fee is [___] for the Commodity Funds and [___]% for the Currency Funds. An order may include multiple Creation Units. The transaction fee may be reduced, increased or otherwise changed by the Sponsor at its sole discretion.

Special Settlement

The Sponsor may allow for early settlement of purchase or redemption orders. Such arrangements may result in additional charges to the Authorized Participant.

LITIGATION

As of the date this registration statement is filed, there is no material administrative, civil or criminal action, existing or concluded, within five years preceding the date this registration statement is filed against the Trust.  Also as of the date this registration statement is filed, there are no material administrative, civil or criminal action, existing or concluded, within five years preceding the date this registration statement is filed against the Sponsor.  Daniel D. O’Neill, a principal of the Sponsor, has been named as a defendant in a purported class action lawsuit filed on September 17, 2009.  The plaintiff, Evan Stoopler, filed a putative class action against several defendants, including Direxion Shares ETF Trust (“ETF Trust”) and Rafferty Asset Management, LLC (“Rafferty”) – both affiliates of the Sponsor – and the Sponsor’s Managing Director, Daniel D. O’Neill.  The action was filed in the United States District Court for the Southern District of New York.  Stoopler, on Behalf of Himself and All Other Similarly Situated v. Direxion Shares ETC Trust et al., 09-CV-8011-RJH.  Two other largely identical lawsuits have since been filed by other plaintiffs, Milton Pfeiffer, on Behalf of Himself and All Other Similarly Situated v. Direxion Shares ETF Trust, et al., S.D.N.Y. 09-CV-8375 (RJH), and Thomas C. Longman on Behalf of Himself and All Other Similarly Situated v. Direxion Shares ETF Trust, et al., S.D.N.Y. 09-CV-8459 (RJH).

The lawsuits are purportedly brought on behalf of persons or entities who purchased or otherwise acquired shares in the Direxion Daily Financial Bear 3X Shares, a series of the ETF Trust.  The complaints allege that the defendants violated Sections 11 and 15 of the Securities Act of 1933, 15 U.S.C. § 77k and 15 U.S.C. § 77o, respectively.

More particularly, the complaints allege that the ETF Trust’s registration statement contained incomplete and/or misleading information in that it failed to clearly disclose that, while the fund is designed to generate returns that approximate three times the inverse of the performance of its target benchmark on a daily basis, for longer time horizons, the fund’s performance differs substantially and unpredictably from three times the inverse of the performance of the target benchmark.  The complaints additionally appear to suggest that the fund’s registration statement failed adequately to disclose that the fund may be unsuitable for most retail investors.  The complaints allege that, as a result of these alleged disclosure deficiencies, investors suffered considerable damages.

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On January 13, 2010, and February 17, 2010, respectively, plaintiffs Howard Schwack and William Lee filed putative class actions against the ETF Trust, Rafferty and Mr. O’Neill in the United States District Court for the Southern District of New York.  Schwack v. Direxion Shares ETF Trust et al., 10-cv-00271-RJH; Lee v. Direxion Shares ETF Trust et al., 10-cv-01273-UA.  Each of these complaints raises allegations generally similar to those that were made in the earlier lawsuits except that they concern the Direxion Daily Energy Bear 3X Shares, a different series of the ETF Trust than the Direxion Daily Financial Bear 3X Shares that was the subject of earlier lawsuits.

The lawsuits seek to have the Court certify classes pursuant to Fed. R. Civ. P. 23 consisting of all persons or entities that purchased or otherwise acquired shares in the Direxion Financial Bear 3X Shares or the Direxion Daily Energy Bear 3X Shares pursuant or traceable to the Trust’s registration statement during the period November 3, 2008 or November 5, 2008, through April 9, 2009. On behalf of the putative class, the lawsuits seek various forms of relief against all defendants, including joint and several liability for compensatory damages, interest, punitive damages, costs and expenses plaintiffs incur in the action, including counsel fees and expert fees, recissory relief, and such equitable/injunctive or other relief as deemed appropriate by the Court. The various complaints on file with the Court contain a more complete statement of plaintiffs’ claims and the relief sought.

DESCRIPTION OF THE SHARES; THE FUNDS; CERTAIN MATERIAL
TERMS OF THE TRUST AGREEMENT

The following summary describes in brief the Shares and certain aspects of the operation of the Trust, each Fund, and the respective responsibilities of the Trustee and the Sponsor concerning the Trust and the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the registration statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.

Description of the Shares

Each Fund issues, or will issue, common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund.

The Shares may be purchased from each Fund or redeemed on a continuous basis, but only by Authorized Participants and only in Creation Units. Individual Shares may not be purchased or redeemed from a Fund. Shareholders that are not Authorized Participants may not purchase or redeem any Shares or Creation Units from a Fund.

Principal Office; Location of Records; Fiscal Year

The Trust is organized as a statutory trust under the DSTA. The Trust is managed by the Sponsor, whose office is located at 1301 Avenue of the Americas (6th Avenue), 35th Floor, New York, New York, 10019.

The books and records of the Funds are maintained as follows: all marketing materials are maintained at the offices of Foreside located at 3 Canal Plaza, Suite 100, Portland, Maine 04101. Creation Unit creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and certain trading and related documents received from FCMs are maintained by USBFS, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202.

All other books and records of each Fund (including general corporate records, trading records and related reports) are maintained at each Fund’s principal office, c/o Direxion Asset Management, LLC, 1301 Avenue of the Americas (6th Avenue), 35th Floor, New York, New York, 10019.  The telephone number of the Sponsor and each of the Funds is (866) 476-7523.

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Trust books and records located at the foregoing addresses, are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for any purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The fiscal year of each Fund ends on December 31 of each year.

The Funds

The Trust is formed and operated in a manner such that each Fund is liable only for obligations attributable to such Fund and shareholders of a Fund are not subject to the losses or liabilities of any other series of the Trust. If any creditor or shareholder in a Fund asserted against a Fund a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to recover money from that particular Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund are enforceable only against the assets of that Fund, and not against any other series of the Trust or the Trust generally, or any of their respective assets.  The assets of each Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares or Creation Units in a Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series of the Trust or the Trust generally.

The Trustee

Wilmington Trust Company, a Delaware trust corporation, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of any Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by each Fund, as appropriate, and is indemnified by each Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, as appropriate, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee.  The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day to day management of the business and operations of the Funds and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Funds and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

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Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

The Sponsor

Direxion Asset Management LLC, is the Sponsor of the Trust, the Funds and the other series of the Trust. As noted above, the Sponsor has exclusive management and control of all aspects of the business of each Fund. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

The Sponsor serves as the Trust’s commodity pool operator and commodity trading advisor. Specifically, with respect to the Trust, the Sponsor:

•	selects the Funds’ service providers;

•	negotiates various agreements and fees;

•	performs such other services as the Sponsor believes that the Trust may require from time to time;

•	selects the FCM and Financial Instrument counterparties;

•	manages each Fund’s portfolio of other assets, including cash equivalents; and

•	manages the Funds with a view toward achieving the Funds’ investment objectives.

The Shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares of any Fund offered hereby is speculative and involves a high degree of risk.

The principal office of the Sponsor is located at 1301 Avenue of the Americas (6th Avenue), 35th Floor, New York, New York, 10019. The telephone number of the Sponsor is (866) 476-7523.

Background and Principals

The Sponsor serves as both commodity pool operator and commodity trading advisor of the Trust and each Fund. The Sponsor is registered as a commodity pool operator and commodity trading advisor with the CFTC and is a member in good standing of the NFA. The Sponsor’s membership with the NFA was originally approved on December 1, 2010. Its membership with the NFA is currently effective. The Sponsor’s registration as a commodity trading advisor was approved on December 1, 2010 and is currently effective. The Sponsor’s registration as a commodity pool operator was originally approved on December 1, 2010.  Its registration as a commodity pool operator is currently effective. The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor, the Trust and each Fund.

In its capacity as a commodity pool operator, the Sponsor is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Sponsor is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.

Executive Officers of the Trust and Principals and Significant Employees of the Sponsor

Name	Position
Daniel D. O’Neill	Managing Director and Principal of the Sponsor, Principal Executive Officer of the Trust
Paul Brigandi	Portfolio Manager and Associated Person of the Sponsor
Paul Fusaro	Portfolio Manager and Associated Person of the Sponsor
Patrick Rudnick	Principal Financial Officer of the Trust

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The following is a biographical summary of the business experience of the executive officers of the Trust and the principals and significant employees of the Sponsor (the “investment team”).

Mr. Daniel D. O’Neill, Managing Director and Principal of the Sponsor and President and Chief Investment Officer of Rafferty, an affiliate of the Sponsor.  Mr. O’Neill joined Rafferty in 1999 and plays a leading role in the development and launch of new products and value added services for advisors and investors.  Prior to joining Rafferty Mr. O’Neill served as a Portfolio Manager, Private Equity Investments at Hermitage Capital Management Limited in Moscow, Russia where he was responsible for monitoring investments by two hedge funds in illiquid Russian equities.  Mr. O’Neill has a J.D. from the University of Virginia School of Law and holds a Bachelor of Arts degree in English and Economics from the University of Virginia in Charlottesville, VA.  He currently holds his Series 3 license.

Mr. Paul Brigandi, an Associated Person of the Sponsor and Portfolio Manager at Rafferty since May 2004.  Prior to joining Rafferty, Mr. Brigandi spent two years at Fleet Boston Financial/Quick and Really where he participated in a training program on equity, derivative and fixed income markets.  Prior to this, Mr. Brigandi did a variety of internships in the financial industry with both HSBC Bank and New England Financial Corporation ranging from equity research to financial planning.  Mr. Brigandi has a Bachelor of Science degree from Fordham University in Finance and holds Series 7, Series 63 and Series 65 securities licenses.

Mr. Paul Fusaro, an Associated Person of the Sponsor and Portfolio Manager at Rafferty since April 2009.  Prior to joining Rafferty, Mr. Fusaro was an analyst at Goldman, Sachs and Co. from 2007 until 2009, where he was responsible for working with institutional clients, asset managers and broker dealers providing solutions for equity derivative trade management, order flow and risk management, including equity swaps, OTC options, listed derivatives and variance swaps.  Mr. Fusaro holds a Bachelor of Arts degree from Providence College.  He currently holds his Series 3, Series 7 and Series 65 licenses.

Mr. Patrick Rudnick, CPA, Principal Financial Officer of the Trust and a Vice President of U.S. Bancorp Fund Services, LLC.  Prior to joining U.S. Bancorp Fund Services, LLC, Mr. Rudnick was an Audit Manager with PricewaterhouseCoopers LLP from 1999 until 2006, specializing in auditing and assessing the internal control structure of investment management companies, investment advisers, and broker dealers for the past seven years. Mr. Rudnick holds a Bachelor of Business Administration degree in Accounting from the University of Wisconsin-Whitewater.

In each of their roles associated with the Rafferty, the officers, principals and significant employees of the Trust have gained comprehensive and extensive experience in the operation of pooled investments.  Although the Sponsor and its trading principals do not have established experience in operating commodity pools and managing futures trading accounts, their expertise in investment products, including commodity-linked instruments as well as derivatives, led the Sponsor to determine that each is qualified to serve in the role described above.

Certain licenses held by employees of the Sponsor, including certain employees described above, are owned and maintained by Rafferty Capital Markets, LLC (“RCM”), an affiliate of the Sponsor.  RCM has no additional involvement with the offering of shares.

Fiduciary and Regulatory Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Agreement provides that the Sponsor and its affiliates shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Related Parties”), if the Sponsor Related Parties, in good faith, determined that such course of conduct was in the best interests of the Funds and such course of conduct did not constitute gross negligence or willful misconduct by the Sponsor Related Parties. The Trust has agreed to indemnify the Sponsor Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Funds.

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Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of each Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages.  In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor (a registered commodity pool operator and commodity trading advisor), the FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Funds

The Sponsor may maintain an investment in each Fund. Principals may have an ownership or beneficial interest in a Fund, but as of [   ], 2012, no Principal had ownership or beneficial interest in a Fund.  As of [   ], 2012, no person owned of record, or was known to the Trust to have owned of record or beneficially, 5% or more of any Fund.

Management; Voting by Shareholders

The shareholders of each Fund take no part in the management or control, and have no voice in the Trust’s operations or business.

The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to any Fund provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the NYSE Arca, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Recognition of the Trust and the Funds in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

Possible Repayment of Distributions Received by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of a Fund could be required, as a matter of bankruptcy law, to return to the estate of such Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

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Shares Freely Transferable

The Shares of each Fund will be traded on the NYSE Arca and provide institutional and retail investors with direct access to each Fund. Each Fund’s Shares may be bought and sold on the NYSE Arca like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements are posted on the Sponsor’s website at www.DirexionShares.com. Shareholders of record will also be provided with appropriate information to permit them to file United States federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

The Sponsor will notify shareholders of any change in the fees paid by the Trust or of any material changes to a Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at www.sec.gov and at the Sponsor’s website at www.DirexionShares.com. Any such notification will include a description of shareholders’ voting rights.

Net Asset Value

A Fund’s NAV means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, consistently applied under the accrual method of accounting. In particular, NAV includes any unrealized profit or loss on open Financial Instruments, and any other credit or debit accruing to a Fund but unpaid or not received by a Fund. The NAV per Share of each Fund is computed by dividing the value of the net assets of such Fund (i.e., the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees are accrued daily and taken into account for purposes of determining NAV.  Each Fund’s NAV is calculated on each business day that the NYSE is open. The Funds compute their NAVs at the times set forth below, or such earlier time that the NYSE may close.

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Fund	NAV Calculation Time
Direxion Daily Gold Bear 1X Shares	4:00 p.m. (Eastern Time)
Direxion Daily Gold Bull 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily Gold Bear 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily Silver Bear 1X Shares	4:00 p.m. (Eastern Time)
Direxion Daily Silver Bull 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily Silver Bear 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily Japanese Yen Bull 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily Japanese Yen Bear 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily U.S. Dollar Bull 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily U.S. Dollar Bear 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily Euro Bull 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily Euro Bear 3X Shares	4:00 p.m. (Eastern Time)

In calculating the indicative NAV of a Fund, the settlement value of the Fund’s non-exchange traded Financial Instruments is determined by applying the then-current disseminated value for the applicable benchmark to the terms of such Fund’s non-exchange traded Financial Instruments. However, in the event that an underlying Benchmark Future Contract is not trading due to the operation of daily limits or otherwise, the Sponsor may in its sole discretion choose to fair value the index level in order to value the Fund’s non-exchange traded Financial Instruments for purposes of the NAV calculation. Such fair value prices would generally be determined based on available inputs about the current value of the underlying Reference Assets and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards.

All open futures contracts traded on a United States exchange are calculated at their then current market value, which is based upon the settlement or the last traded price before the NAV calculation time, for that particular futures contract traded on the applicable United States exchange on the date with respect to which NAV is being determined; provided, that if a futures contract traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Sponsor may in its sole discretion choose to determine a fair value price as the basis for determining the market value of such position for such day.

The current market value of all open futures contracts traded on a non-United States exchange, to the extent applicable, are based upon the settlement price for that particular futures contract traded on the applicable non-United States exchange on the date with respect to which NAV is being determined; provided further, that if a futures contract traded on a non-United States exchange, to the extent applicable, could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the Sponsor may in its sole discretion choose to determine a fair value price as the basis for determining the market value of such position for such day. The Sponsor may in its sole discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or manmade disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of a Fund pursuant to such other principles as the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards. The amount of any distribution will be a liability of such Fund from the day when the distribution is declared until it is paid.

Intraday Indicative Value (“IIV”)

The IIV is an indicator of the value of the Financial Instruments and cash and receivables less liabilities of a Fund at the time the IIV is disseminated. The NYSE Arca calculates and disseminates every 15 seconds throughout the trading day an updated IIV. The IIV is calculated by the NYSE Arca using the prior day’s closing net assets of the Fund as a base and updating throughout the trading day changes in the value of swap agreements, futures contracts and forward contracts held by the Fund. The IIV should not be viewed as an actual real time update of the NAV because NAV is calculated only once at the end of each trading day. The IIV also should not be viewed as a precise value of the Shares.

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The NYSE Arca disseminates the IIV. In addition, the IIV is published on the NYSE Arca’s website and is available through on-line information services such as Bloomberg and Reuters.

Termination Events

The Trust, or, as the case may be, a Fund, may be dissolved at any time and for any reason by the Sponsor with written notice to the shareholders.

DISTRIBUTIONS

The Sponsor does not expect to make distributions. Depending on a Fund’s performance and an investor’s own tax situation, an investor’s income tax liability for his, her or its allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed the capital gains may realize from selling his, her or its shares of such Fund in a taxable year.

THE ADMINISTRATOR

The Sponsor and the Trust, on behalf of itself and on behalf of each Fund, has appointed U.S. Bancorp Fund Services, LLC (“USBFS”), 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, as the administrator of the Funds.

Pursuant to the terms of the Administrative Agency Agreement and under the supervision and direction of the Sponsor, USBFS will prepare and file certain regulatory filings on behalf of the Funds. USBFS may also perform other services for the Funds pursuant to the Administrative Agency Agreement as mutually agreed from time-to-time.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Sponsor, on behalf of the Funds, is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Funds and their shareholders.

The Administrator’s fees are paid by the Funds.

THE CUSTODIAN

Pursuant to a Custody Agreement, U.S. Bank, N.A. serves as the custodian of a Fund’s assets. The custodian holds and administers the assets in a Fund’s portfolios. The Custodian’s fees are paid by the Funds.

THE TRANSFER AGENT

Pursuant to a Transfer Agent Servicing Agreement between the Trust and USBFS, USBFS serves as the Transfer Agent of the Funds. USBFS is responsible for processing purchase and redemption orders and maintaining records of the ownership of the Funds. For its transfer agent services, USBFS’ fees are paid by the Funds.

DISTRIBUTOR

Foreside Fund Services, LLC, located at 3 Canal Plaza, Suite 100, Portland, Maine 04101, serves as the distributor of the Shares (“Foreside” or the “Distributor”).  The Distributor is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 and a member of the Financial Industry Regulatory Authority.  The Trust offers Shares of the Funds for sale through the Distributor in Creation Units, as described below. The Distributor will also assist the Sponsor and administrator with certain functions and duties relating to distribution and marketing, which include the following: taking creation and redemption orders, consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance with FINRA in connection with marketing efforts; and reviewing and filing of marketing materials with FINRA.  The Distributor is not participating in this offering as a firm commitment underwriter.

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The Sponsor, out of the relevant Management Fee, pays Foreside for performing its duties on behalf of the Funds.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 1 7A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of each Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trust on behalf of DTC. The global certificates evidence all of the Shares of each Fund outstanding at any time. The representations, undertakings and agreements made on the part of each Fund in the global certificates are made and intended for the purpose of binding only the applicable Fund and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares of each Fund by giving notice to the Trust and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate such Fund.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS OR REVERSE SHARE SPLITS

If the Sponsor believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Sponsor may direct the Trust to declare a split or reverse split in the number of Shares outstanding and, if necessary in the Sponsor’s opinion, to make a corresponding change in the number of Shares of such Fund constituting a Creation Unit.

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CONFLICT OF INTEREST

The Sponsor has not established formal procedures that resolve every potential conflict of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Neither the Sponsor nor any of its principals trade for their own accounts in any commodity interests. The Sponsor does not expect that material conflicts of interest will arise in the operation of the Funds, each of which operates independently of the others. However, since the Sponsor in its capacity as the Trust’s commodity pool operator has chosen itself to serve as the Trust’s commodity trading advisor, the Sponsor may be deemed as having a conflict of interest concerning its ability to exercise independent judgment in respect of the selection or retention of a trading advisor for the Funds.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell shares in secondary market transactions through brokers. Shares will be traded on the NYSE Arca under the ticker symbols listed in this Prospectus. Shares will be bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.

Authorized Participants

The Funds continuously offer Shares in Creation Units (50,000 Shares) to Authorized Participants. Shares of the Funds are to be offered to Authorized Participants in Creation Units at each Fund’s respective NAV.

Authorized Participants may offer to the public, from time to time, Shares of a Fund from any Creation Units they create. Shares of a Fund offered to the public by Authorized Participants are offered at a per Share market price that varies depending on, among other factors, the trading price of the Shares of each Fund on the NYSE Arca, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit may be deemed to be underwriting compensation. Authorized Participants do not receive from any Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that varies from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, [________] and [______] have each executed an Authorized Participant Agreement and are the only Authorized Participants.

Likelihood of Becoming a Statutory Underwriter

Each Fund issues Shares in Creation Units to Authorized Participants from time-to-time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client could be deemed a statutory underwriter, and thus be subject to the prospectus-delivery and liability provisions of the 1933 Act, if it purchased a Creation Unit from each Fund, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act.

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Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the 1933 Act.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by a Fund will not exceed 10%.

The Sponsor, out of the relevant Management Fee, pays Foreside for performing its duties on behalf of the Funds. If the aggregate net assets of all of the Funds combined were to equal $120 million, the maximum fees payable to Foreside would represent 0.088% per annum of the offering proceeds and 0.263% of the offering proceeds for the three years following the date of this Prospectus.  Foreside will assist the Sponsor and administrator with certain functions and duties relating to distribution and marketing, which include the following: taking creation and redemption orders, consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance with FINRA in connection with marketing efforts; and reviewing and filing of marketing materials with FINRA.

The Trust will advise Foreside if the payments described hereunder must be limited, when combined with selling commissions charged by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

LEGAL MATTERS

[    ] has advised the Sponsor in connection with the Shares being offered hereby. [    ] also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust and each Fund. [________] has represented the Trust in connection with the legality of the Shares being offered hereby. [     ] has prepared the sections “Material U.S. Federal Income Tax Considerations” and “Purchases By Employee Benefit Plans” with respect to ERISA.

No counsel has been engaged to act on behalf of the shareholders with respect to matters relating to the Trust or any Fund. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

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EXPERTS

The Statements of Assets and Liabilities at December 7, 2012, for each of the Funds included in this Prospectus have been so included in reliance on the report of Ernst & Young, LLP, (“E&Y”) an independent registered public accounting firm, given on the authority of said firm as expert in accounting and auditing.

The audited Statement of Financial Condition at December 7, 2012 and the Statement of Changes in Members Capital for the period from June 29, 2012 through December 7, 2012 of Direxion Asset Management LLC, appearing in the registration statement of which this Prospectus is a part, has been audited by E&Y, an independent public accounting firm, as set forth in its report thereon appearing elsewhere herein, and is included in reliance upon such report given on their authority as expert in accounting and auditing.

WHERE INVESTORS CAN FIND MORE INFORMATION

The Trust has filed a Registration Statement on Form S-1 with the SEC under the 1933 Act. This Prospectus constitutes part of the Registration Statement filed by the Trust for itself and on behalf of each Fund. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Authorized Participant Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, as well as the annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.DirexionShares.com. Shareholders of record will also be provided with appropriate information to permit them to file United States federal and state income tax returns (on a timely basis) with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

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STATEMENT OF ADDITIONAL INFORMATION

DIREXION SHARES ETF TRUST II

This statement of additional information is the second part of a two part document. The first part is the Fund’s disclosure document. The disclosure document and this statement of additional information are bound together, and both parts contain important information.

This statement of additional information should be read in conjunction with the disclosure document.  Before you decide whether to invest, you should read the entire prospectus carefully and consider the risk factors beginning on page [__].

This statement of additional information and accompanying disclosure document are both dated [____], 2012.

MATERIAL CONTRACTS

Fund Administration Servicing Agreement

USBFS serves as each Fund’s Administrator pursuant to the terms of the Fund Administration Servicing Agreement among the Trust, on behalf of itself and on behalf of each Fund, the Administrator and the Sponsor. The Administrator performs or supervises the performance of services necessary for the operation and administration of each Fund (other than making investment decisions or providing services provided by other service providers), including general fund management, financial reporting, compliance and other administrative services.

The Fund Administration Servicing Agreement will continue in effect for three years unless terminated on at least ninety (90) days’ prior written notice by any party to the other parties. Notwithstanding the foregoing, any party may terminate the Fund Administration Servicing Agreement upon the breach of another party of any material term of the Fund Administration Servicing Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.

In its capacity as Administrator USBFS is both exculpated and indemnified under the Fund Administration Agreement.

Fund Accounting Servicing Agreement

USBFS serves as each Fund’s Fund Accountant. Pursuant to a Fund Accounting Servicing Agreement among the Trust, on behalf of itself and on behalf of each Fund, the Fund Accountant and the Sponsor, the Fund Accountant provides certain fund accounting services to each Fund under the Fund Accounting Servicing Agreement. Such services include, among other things, maintaining portfolio records, obtaining pricing information to assist in NAV calculation, identifying interest and dividend accrual balances, calculating expense accruals, processing and recording payment of Fund expenses and providing other fund valuation, financial reporting, tax accounting and compliance control services.

The Fund Accounting Servicing Agreement will continue in effect for three years unless terminated on at least ninety (90) days’ prior written notice by any party to the other parties. Notwithstanding the foregoing, any party may terminate the Fund Accounting Servicing Agreement upon the breach of another party of any material term of the Fund Accounting Servicing Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.

In its capacity as Fund Accountant, USBFS is both exculpated and indemnified under the Fund Accounting Servicing Agreement.

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Transfer Agent Servicing Agreement

USBFS serves as each Fund’s Transfer Agent. Pursuant to the Transfer Agent Servicing Agreement among the Trust, on behalf of itself and on behalf of each Fund, the Transfer Agent and the Sponsor, the Transfer Agent serves as each Fund’s transfer agent, and agent in connection with certain other activities as provided under the Transfer Agent Servicing Agreement. Under the Transfer Agent Servicing Agreement, the Transfer Agent’s services include, among other things, assisting the Funds’ with the issuance and redemption of Creation Units to and from Authorized Participants, recording the issuance of Creation Units and maintaining a record of the total number of Creation Units that are authorized, issued and outstanding based upon data provided to the Transfer Agent by the Funds or the Sponsor.

The Transfer Agent Servicing Agreement will continue in effect for three years unless terminated on at least ninety (90) days’ prior written notice by any party to the other parties. Notwithstanding the foregoing, any party may terminate the Transfer Agent Servicing Agreement upon the breach of another party of any material term of the Transfer Agent Servicing Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party..

In its capacity as Transfer Agent, USBFS is both exculpated and indemnified under the Transfer Agent Servicing Agreement.

Custody Agreement

U.S. Bank, N.A. serves as each Fund’s custodian (the “Custodian”). Pursuant to the Custody Agreement between the Trust, on its own behalf and on behalf of each Fund, and the Custodian, the Custodian serves as custodian of all securities and cash at any time delivered to the Custodian by each respective Fund during the term of the Custody Agreement and has authorized the Custodian to hold its securities in its name or the names of its nominees. Pursuant to the terms of the Custodian Agreement, the Custodian may deposit and/or maintain the investment assets of a Fund in a securities depository and may appoint a subcustodian to hold investment assets of a Fund. The Custodian has established and maintains one or more securities accounts and cash accounts for each Fund pursuant to the Custody Agreement. The Custodian maintains separate and distinct books and records segregating the assets of each Fund.

The Custody Agreement will continue in effect for a period of three years unless the Trust, on behalf of each Fund, independently, or the Custodian terminates the Custody Agreement by giving to the other party a notice in writing specifying the date of such termination, which will not be less than ninety (90) days after the date of such notice or for a shorter period as is mutually agreed upon by the parties.

The Custodian is both exculpated and indemnified under the Custody Agreement.

Distribution Agreement

Pursuant to a distribution agreement (the “Distribution Agreement”) between the Trust and Foreside, Foreside assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

The Distribution Agreement became effective on the date of the offering of the Shares and the Distribution Agreement will continue until [______] and thereafter will continue automatically for successive periods of one year. The Distribution Agreement may be terminated by the Sponsor or the Distributor at any time on 60 days’ prior written notice. The Distribution Agreement will automatically terminate in the event of a liquidation of the Trust.

Futures Commission Merchant Agreement

PBC, in its capacity as a registered FCM, serves as the Funds’ clearing broker and as such arranges for the execution and clearing of the Fund’s futures and options on futures transactions. Pursuant to the Futures Commission Merchant Agreement between PBC and the Funds, the Funds agree to indemnify and hold harmless PBC, its directors, officers, employees, agents and affiliates from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by PBC in connection with: (a) any failure by the Funds to perform its obligations under the Futures Commission Merchant Agreement and any exercise by PBC of its rights and remedies thereunder; (b) any failure by the Funds to comply with the applicable law; (c) any action reasonably taken by PBC or its affiliates or agents to comply with the applicable law; and (d) any reliance by PBC on any instruction, notice or communication that PBC reasonably believes to originate from a person authorized to act on behalf of the Funds. Also, the Funds agree to remain liable for and pay to PBC on demand the amount of any deficiency in the Funds’ Accounts, and the Funds shall reimburse, compensate and indemnify PBC for any and all costs, losses, penalties, fines, taxes and damages that PBC may incur in collecting such deficiency or otherwise exercising its rights and remedies under the Futures Commission Merchant Agreement.

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The Futures Commission Merchant Agreement may be terminated at any time by the Funds or PBC by written notice to the other.

PURCHASES BY EMPLOYEE BENEFIT PLANS

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit–sharing plans, “simplified employee pension plans,” KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Fund, including the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in a Fund, are diversified so as to minimize the risk of large losses and that an investment in a Fund complies with the Plan documents and that the purchase will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES ON BEHALF OF A PLAN MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NONE OF THE FUNDS IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

A regulation issued under ERISA by the U.S. Department of Labor contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”).  Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (1) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”), and (2) an exception applicable if equity interests purchased by a plan are not significant, or the Insignificant Participation Exception.
The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

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The Trust expects that the Publicly Offered Security Exception should apply with respect to the Shares of each Fund.

Ineligible Purchasers

Shares may not be purchased with the assets of a Plan if the Sponsor, the FCM or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (a) has investment discretion with respect to the investment of such Plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

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PRIVACY POLICY

At the Direxion Funds, we are committed to protecting your privacy.  To open and service your Direxion accounts, we collect and maintain certain nonpublic personal information about you, such as your address, phone number, social security number, purchases, sales, account balances, bank account information and other personal financial information.  We collect this information from the following sources:

•	Account applications or other forms on which you provide information,
•	Mail, e-mail, the telephone and our website, and
•	Your transactions and account inquiries with us.

We safeguard the personal information that you have entrusted to us in the following ways:

•	As a general policy, only those employees who maintain your account and respond to your requests for additional services have access to your account information.
•	We maintain physical, electronic, and procedural safeguards to insure the security of your personal information and to prevent unauthorized access to your information.

We do not disclose any nonpublic personal information about you or our former shareholders to anyone, except as permitted or required by law.  In the course of conducting business and maintaining your account we may share shareholder information, as allowed by law, with our affiliated companies and with other service providers, including financial intermediaries, custodians, transfer agents and marketing consultants.  Those companies are contractually bound to use that information only for the services for which we hired them.  They are not permitted to use or share our shareholders’ nonpublic personal information for any other purpose.  There also may be times when we provide information to federal, state or local authorities as required by law.

In the event that you hold fund shares of Direxion through a financial intermediary, including, but not limited to, a broker-dealer, bank, or trust company, the privacy policy of your financial intermediary would govern how your nonpublic personal information would be shared with nonaffiliated third parties.

For questions about our policy, please contact us at (800) 851-0511.

This page is not a part of the Prospectus.

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PP-1

Direxion Shares ETF Trust II
Report of Independent Registered Public Accounting Firm

To the Sponsor and Shareholder of Direxion Shares ETF Trust II:

We have audited the accompanying statements of assets and liabilities of Direxion Shares ETF Trust II (comprising, respectively, Direxion Daily Gold Bull 3X Shares, Direxion Daily Gold Bear 3X Shares, Direxion Daily Silver Bull 3X Shares, Direxion Daily Silver Bear 3X Shares, Direxion Daily Japanese Yen Bull 3X Shares, Direxion Daily Japanese Yen Bear 3X Shares, Direxion Daily Dollar Bull 3X Shares, Direxion Daily Dollar Bear 3X Shares, Direxion Daily Euro Bull 3X Shares, Direxion Daily Euro Bear 3X Shares, Direxion Daily Gold Bear 1X Shares and Direxion Daily Silver Bear 1X Shares (collectively referred to herein as the “Funds”)), as of December 7, 2012.  These financial statements are the responsibility of the Funds’ management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not we engaged to perform an audit over the Funds’ internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Funds as of December 7, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

New York, NY
December 21, 2012

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Direxion Shares ETF Trust II
Statements of Assets and Liabilities
December 7, 2012

	Direxion Daily	Direxion Daily	Direxion Daily	Direxion Daily
	Gold Bull	Gold Bear	Silver Bull	Silver Bear
	3X Shares	3X Shares	3X Shares	3X Shares
Assets:
Cash and cash equivalents	$1,000	$1,000	$1,000	$1,000
Total Assets	1,000	1,000	1,000	1,000
Liabilities and Shareholder's Capital:
Liabilities	-	-	-	-
Shareholder's capital:	1,000	1,000	1,000	1,000
Total Liabilities and Shareholder's Capital	1,000	1,000	1,000	1,000

Net assets	$1,000	$1,000	$1,000	$1,000
Units outstanding (authorized and outstanding)	25	25	25	25
Net asset value, redemption and offering price per share	$40.00	$40.00	$40.00	$40.00

	Direxion Daily	Direxion Daily	Direxion Daily	Direxion Daily
	Japanese Yen Bull	Japanese Yen Bear	Dollar Bull	Dollar Bear
	3X Shares	3X Shares	3X Shares	3X Shares
Assets:
Cash and cash equivalents	$1,000	$1,000	$1,000	$1,000
Total Assets	1,000	1,000	1,000	1,000
Liabilities and Shareholder's Capital:
Liabilities	-	-	-	-
Shareholder's capital:	1,000	1,000	1,000	1,000
Total Liabilities and Shareholder's Capital	1,000	1,000	1,000	1,000

Net assets	$1,000	$1,000	$1,000	$1,000
Units outstanding (authorized and outstanding)	25	25	25	25
Net asset value, redemption and offering price per share	$40.00	$40.00	$40.00	$40.00

	Direxion Daily	Direxion Daily	Direxion	Direxion
	Euro Bull	Euro Bear	Gold Bear	Silver Bear
	3X Shares	3X Shares	1X Shares	1X Shares
Assets:
Cash and cash equivalents	$1,000	$1,000	$1,000	$1,000
Total Assets	1,000	1,000	1,000	1,000
Liabilities and Shareholder's Capital:
Liabilities	-	-	-	-
Shareholder's capital:	1,000	1,000	1,000	1,000
Total Liabilities and Shareholder's Capital	1,000	1,000	1,000	1,000

Net assets	$1,000	$1,000	$1,000	$1,000
Units outstanding (authorized and outstanding)	25	25	25	25
Net asset value, redemption and offering price per share	$40.00	$40.00	$40.00	$40.00

The accompanying notes are an integral part of these statements.

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Direxion Shares ETF Trust II
NOTES TO THE STATEMENTS OF ASSETS AND LIABILITIES
December 7, 2012

1.	ORGANIZATION

Direxion Shares ETF Trust II (the “Trust”) was organized as a Delaware statutory trust on July 12, 2010 and is registered with the Securities and Exchange Commission under the Securities Act of 1933.  The Trust is organized into twelve separate series (each, a “Fund” and together the “Funds”): Direxion Daily Gold Bull 3X Shares, Direxion Daily Gold Bear 3X Shares, Direxion Daily Silver Bull 3X Shares, Direxion Daily Silver Bear 3X Shares, Direxion Daily Japanese Yen Bull 3X Shares, Direxion Daily Japanese Yen Bear 3X Shares, Direxion Daily Dollar Bull 3X Shares, Direxion Daily Dollar Bear 3X Shares, Direxion Daily Euro Bull 3X Shares, Direxion Daily Euro Bear 3X Shares, Direxion Daily Gold Bear 1X Shares and Direxion Daily Silver Bear 1X Shares. Each series of the Trust listed above (each, a “Fund” and collectively, the “Funds”) issues common units of beneficial interest which represent units of fractional undivided beneficial interest in and ownership of that respective Fund (“Shares”).  Each Fund’s Shares will be offered separately.  The Shares of each Fund will be listed on the New York Stock Exchange Archipelago (“NYSE Arca”).  As of December  7, 2012, each of the Funds had seed capital of $1,000, but had not commenced operations. Direxion Asset Management, LLC (the “Sponsor”) has subscribed for 25 Units of each Fund in exchange for a capital contribution of $1,000 to each Fund.

The Sponsor serves as the Trust’s commodity pool operator and commodity trading advisor with the U.S. Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”). In its capacity as a commodity pool operator, the Sponsor is an organization which operates or solicits funds for commodity pools, in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Sponsor is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.   Rafferty Asset Management, LLC is the parent and the sole owner of the Sponsor.

Each Fund seeks to provide daily leveraged investment results (before fees and expenses) which correspond to the performance of a particular index, commodity or currency on a given day.  The Funds with the word “Bull” in their name attempt to provide daily leveraged investment results (before fees and expenses) that correlate positively to the return of an index or benchmark.  The Funds with the word “Bear” in their name attempt to provide daily leveraged investment results that correlate negatively to the return of an index or benchmark.

Fund	Index or Benchmark	Daily Target
Direxion Daily Gold Bull 3X Shares Direxion Daily Gold Bear 3X Shares	Daily performance of COMEX gold futures	300% -300%
Direxion Daily Silver Bull 3X Shares Direxion Daily Silver Bear 3X Shares	Daily performance of COMEX silver futures	300% -300%
Direxion Daily Japanese Yen Bull 3X Shares Direxion Daily Japanese Yen Bear 3X Shares	U.S Dollar price of the Japanese Yen	300% -300%
Direxion Daily Dollar Bull 3X Shares Direxion Daily Dollar Bear 3X Shares	U.S Dollar Index	300% -300%
Direxion Daily Euro Bull 3X Shares Direxion Daily Euro Bull 3X Shares	U.S. Dollar price of the Euro	300% -300%
Direxion Daily Gold Bear 1X Shares	Daily performance of COMEX gold futures	-100%
Direxion Daily Silver Bear 1X Shares	Daily performance of COMEX silver futures	-100%

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The Bull 3X Funds attempt to provide daily leveraged investment results (before fees and expenses) that correlate positively to three times (300%) the daily return of its target benchmark.  The Bear 3X Funds attempt to provide daily leveraged investment results (before fees and expenses) that correlate to three times the inverse (-300%) of the daily return of its target benchmark.  The Bear 1X Funds attempt to provide daily investment results (before fees and expenses) that correlate negatively to the return of an index or benchmark.  These Bear Funds seek -100% of the returns of their benchmark indices. All Funds do not seek to achieve their stated objective over a period greater than one day.

Each Fund intends to obtain exposure to its benchmark by taking long or short positions in futures contracts on its underlying commodity or currency, as applicable.  In the event position accountability rules or position limits are reached with respect to the futures contracts, the Sponsor may, in its commercially reasonable judgment, cause the effected Fund to obtain exposure to its benchmark through cash-settled, exchanged-traded swaps and other over-the-counter transactions that are based on the price of the futures contracts (“Financial Instruments”), if such instruments tend to exhibit trading prices or returns that correlate with the related future contract and will further the investment objective of such Fund.

2.	SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements.  These policies are in conformity with U.S. generally accepted accounting principles (“GAAP”).

a) Basis of Accounting – The accompanying statements of assets and liabilities have been prepared in conformity with GAAP. The Funds did not have any revenues or expenses and hence a statement of operations is not presented herein.

b) Use of Estimates – The preparation of the statements of assets and liabilities in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statements of asset and liabilities.  Actual results could differ from those estimates.

c) Guarantees and Indemnifications – In the ordinary course of business, the Funds enter into contracts that contain a variety of indemnification provisions pursuant to which the Funds agree to indemnify third parties upon the occurrence of specified events. The Funds’ maximum exposure relating to these indemnifications agreements is unknown.  However, the Funds have not had prior claims or losses in connection with these provisions and believe the risk of loss is remote.

d) Cash and Cash Equivalents – The Funds define and cash and cash equivalents to be highly liquid investments, with original maturities of three months or less.

e) Federal Income Taxes – The Funds will be classified as partnerships for United States federal income tax purposes.  Accordingly, the Funds will not incur United States federal income taxes.  No provisions for federal income taxes has been made in the accompanying statements of assets and liabilities, as investors are individually responsible for their own income taxes, if any, on  their allocable share of the Funds’ income, gain, loss, deductions and other items. Each Fund will furnish shareholders every year with tax information on IRS Schedule K-1 (Form 1065) and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of income, gain, loss and deduction of a Fund.

The Funds will follow authoritative financial reporting rules regarding recognition and measurement of tax positions expected to be taken on future tax returns. Currently the Funds are nonoperational and management has concluded, at this time, that there is no effect to the Funds' financial positions or results of operations and no tax liability resulting from unrecognized tax benefits relating to uncertain income tax position expected to be taken on a future tax returns. The Funds are also not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax expense will significantly change in twelve months.

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3.	OFFERING OF SHARES

Each Fund will continuously offer and redeem in blocks of 50,000 Shares (“Creation Units”).  Only an authorized participant, an entity that has entered into an Authorized Participant Agreement with one or more of the Funds (“Authorized Participant”), may purchase and redeem Shares of the Fund and then only in Creation Units. Shares of the Funds are offered to Authorized Participants in Creation Units at each Fund’s respective net asset value per Share (“NAV”).  Authorized Participants may then offer to the public, from time to time, Shares from any Creation Unit they create at a per-Shares market price that varies depending on, among other factors, the trading price of the Shares of each Fund on the NYSE Arca, the NAV and the supply of and demand for the Shares at the time of the offer.  Shares from the same Creation Unit may be offered at different times and may have different offering prices based on the above factors.  Authorized Participants will not receive from any Fund, Sponsor, or any of their affiliates, any fee or other compensation with their sale of Shares to the public.  The difference between the price paid by the Authorized Participant for a Share and the price paid to such Authorized Participant by an investor purchasing such Share may be deemed underwriting compensation.  The Sponsor has subscribed for 25 Units of each Fund in exchange for a capital contribution of $1,000 to each Fund.

4.	FEES AND EXPENSES

a) Organization and Offering Expenses – Expenses incurred in connection with organizing the Funds and the offering of the Shares upon commencement of its trading operations will be paid by Rafferty Asset Management, LLC, the parent and sole owner of the Sponsor.  Expenses incurred in connection with the continuous offering of Shares of the Funds after the commencement of its trading operations will be paid by the Funds.  Rafferty Asset Management, LLC will also pay all expenses incurred by the Sponsor in connection with its organization and operation until the commencement of each Fund’s trading operations.

b) Expenses – Expenses directly attributable to the Fund are charged to the Fund, while expenses attributable to more than one series of the Trust are allocated among the respective series and are based on relative net assets or another appropriate basis.

5.	CONTRACTS AND AGREEMENTS

a) Management Fee – Each Fund will pay the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of the average daily net asset value (“NAV”).  The Management Fee will be paid in consideration of the Sponsor’s services as commodity pool operator, commodity trading advisor, and for managing the business and affairs of the Fund.

b) The Administrator – The Sponsor and the Trust, for itself and on behalf of each Fund, has appointed U.S. Bancorp Fund Services LLC (“USBFS”) as the administrator of the Funds, and the Sponsor, the Trust, on its own behalf and on behalf of each Fund.  Under the supervision and direction of the Sponsor and the Trust, USBFS will prepare and file certain regulatory filings on behalf of the Funds. USBFS may also perform other services for the Funds as mutually agreed upon by the Sponsor, the Trust and USBFS from time to time. USBFS will also serve as the fund accountant and transfer agent of the Funds.

c) The Custodian – U.S. Bank N.A. (“U.S. Bank”) will serve as custodian of the Funds, and the Trust, on its own behalf and on behalf of each Fund. U.S. Bank will be responsible for the holding and safekeeping of assets delivered to it by the Funds, and performing various administrative duties in accordance with instructions delivered to U.S. Bank by the Funds.

d) The Distributor – Foreside Fund Services LLC (“Foreside”), will serve as Distributor of the Shares and will assist the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. Foreside will retain all marketing materials separately for each Fund, at c/o Foreside, 3 Canal Plaza, Suite 100, Portland, Maine 04101. The Sponsor, on behalf of each Fund, will enter into a Distribution Services Agreement with Foreside.

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e) Brokerage Commissions and Fees –   Each Fund will pay to Prudential Bache Commodities, LLC, which will serve as each Fund’s Futures Commission Merchant (the “Commodity Broker”), all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investment in CFTC regulated investments.

The Funds bear other transaction costs including the effects of trading spreads and financing costs associated with the use of Financial Instruments, and costs relating to the purchase of U.S. Treasury Securities or similar high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and repurchase agreements collateralized by government securities. The Funds intend for their Shares to be offered in highly liquid markets and therefore expect costs relating to trading spreads will be low.

f) Routine Offering, Operational, Administrative and Other Ordinary Expenses –  The Funds will be responsible to pay all of the routine operational, administrative and other ordinary expenses, including, but not limited to, fees and expenses of the Administrator, Custodian, transfer agent, fund accountant, audit, tax preparation, license fees, legal fees, ongoing SEC registration fees related to future required filings, FINRA filing fees, individual K-1 preparation and mailing fees, report preparation and mailing and expected expenses incurred in connection with the continuous offering of Shares of each Fund. The Sponsor may choose to waive a portion of these fees at their discretion.

g) Non-Recurring Fees and Expenses – Each Fund pays all of its non-recurring and extraordinary fees and expenses, if any, as determined by the Sponsor.  Non-recurring and extraordinary fees and expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses.  Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Funds.  Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

5.	TERMINATION

Each Fund’s Shares will be offered on a continuous basis and the offering is not expected to terminate until three years from the date of the prospectus, unless suspended or terminated at any earlier time for certain reasons specified in the prospectus or extended as permitted under the rules under the Securities Act of 1933.  The Trust, or, a Fund, may be dissolved at any time and for any reason by the Sponsor with written notice to the shareholders.

6.	NEW ACCOUNTING PRONOUNCEMENTS

In May 2011, FASB issued Accounting Standards Update No. 2011-04 “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in US GAAP and International Financial Reporting Standards (“IFRS”)” (“ASU 2011-04”). ASU 2011-04 includes common requirements for measurement of and disclosure about fair value between U.S. GAAP and IFRS. ASU 1022-04 requires reporting entities to disclose the following information for fair value measurements categorized within Level 3 of the fair value hierarchy:quantitative information about the unobservable inputs used in the fair value measurement, the valuation processes used by the reporting entity and a narrative description of the sensitivity of the fair value measurement to changes in un unobservable inputs and the interrelationships between those unobservable inputs. In addition, ASU No. 2011-04 requires reporting entities to make disclosures about amounts and reasons for all transfers in and out of Level 1 and Level 2 fair value measurements.  The new disclosures have been implemented for annual and interim reporting periods beginning after December 15, 2011.  There were no transfers between Level 1 and Level 2

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In December 2011, FASB issued Accounting Standards Update No. 2011-11 “Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). These disclosure requirements are intended to help investors and other financial statements users to better assess the effect or potential effect of offsetting arrangements on a company's financial position. They also improve transparency in the reporting of how companies mitigate credit risk including disclosures of related collateral pledged or received.  In addition, ASU 2011-11 facilitates comparison between those entities that prepare their financial statements on the basis of U.S. GAPP and those entities that prepare their financial statements on the basis of IFRS. ASU 2011-11 requires entities to: disclose both gross and net information about both instruments and transactions eligible for offset in the financial statements; and disclose instruments and transactions subject to a master netting agreement.  ASU-2011-11 is effective for fiscal years beginning on or after January 1, 2013, and interim periods within those annual periods.  At this time, management is evaluating the implications of ASU 2011-11 and its impact on the Fund's financial statement disclosure.

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Direxion Asset Management, LLC
Report of Independent Registered Public Accounting Firm

The Members of Direxion Asset Management, LLC

We have audited the accompanying statement of financial condition of Direxion Asset Management, LLC (the Company) as of December 7, 2012 (commencement of operations), and the related statement changes in members capital for the period from June 29, 2010 (inception date) to December 7, 2012 (commencement of operations). These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direxion Asset Management, LLC at December 7, 2012 (commencement of operations) and the changes in its member’s capital for the period from June 29, 2010 (inception date) to December 7, 2012 (commencement of operations) in conformity with U.S. generally accepted accounting principles.

New York, NY
December 21, 2012

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Direxion Asset Management, LLC
Statement of Financial Condition
December 7, 2012

Assets:
Cash and cash equivalents	$1,000
Investment in Direxion Daily Gold Bull 3X Shares (25 units)	1,000
Investment in Direxion Daily Gold Bear 3X Shares (25 Units)	1,000
Investment in Direxion Daily Silver Bull 3X Shares (25 Units)	1,000
Investment in Direxion Daily Silver Bear 3X Shares (25 Units)	1,000
Investment in Direxion Daily Japanese Yen Bull 3X Shares (25 Units)	1,000
Investment in Direxion Daily Japanese Yen Bear 3X Shares (25 Units)	1,000
Investment in Direxion Daily Dollar Bull 3X Shares (25 Units)	1,000
Investment in Direxion Daily Dollar Bear 3X Shares (25 Units)	1,000
Investment in Direxion Daily Euro Bull 3X Shares (25 Units)	1,000
Investment in Direxion Daily Euro Bear 3X Shares (25 Units)	1,000
Investment in Direxion Daily Gold Bear 1X Shares (25 Units)	1,000
Investment in Direxion Daily Silver Bear 1X Shares (25 Units)	1,000

Total Assets	$13,000

Liabilities and Member's Capital:
Liabilities	$-
Member's capital	13,000
-
Total Liabilities and member's capital	$13,000

The accompanying notes are an integral part of these financial statements.

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Direxion Asset Management, LLC
NOTES TO THE FINANCIAL STATEMENTS
December 7, 2012

1.	ORGANIZATION

Direxion Asset Management, LLC (the “Company”), a Delaware limited liability company, was formed on June 29, 2010 and is a wholly owned subsidiary of Rafferty Asset Management, LLC.   The Company serves as the sponsor of a Delaware statutory trust, Direxion Shares ETF Trust II (the “Trust”) which is registered with the Securities and Exchange Commission under the Securities Act of 1933.  The Trust is organized into twelve separate series (each, a “Fund” and together the “Funds”): Direxion Daily Gold Bull 3X Shares, Direxion Daily Gold Bear 3X Shares, Direxion Daily Silver Bull 3X Shares, Direxion Daily Silver Bear 3X Shares, Direxion Daily Japanese Yen Bull 3X Shares, Direxion Daily Japanese Yen Bear 3X Shares, Direxion Daily Dollar Bull 3X Shares, Direxion Daily Dollar Bear 3X Shares, Direxion Daily Euro Bull 3X Shares, Direxion Daily Euro Bear 3X Shares, Direxion Daily Gold Bear 1X Shares and Direxion Daily Silver Bear 1X Shares. As of the date of the statement of financial condition, none of the Funds of the Trust were operational.

The Company serves as the Trust’s commodity pool operator and commodity trading advisor with the U.S. Commodity Futures Trading Commission (“CFTC”) and is a member in good standing of the National Futures Association (“NFA”). In its capacity as a commodity pool operator, the Company is an organization which operates or solicits funds for commodity pools, in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Company is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.

2.	SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Company in the preparation of their financial statements.  These policies are in conformity with U.S. generally accepted accounting principles (“GAAP”).

a) Basis of Accounting – The accompanying statements of financial condition has been prepared in conformity with GAAP.  As the Company did not have any revenues or expenses during the period from June 29, 2010 (inception) through December 7, 2012, a statement of operations is not presented herein.

b) Use of Estimates – The preparation of the statement of financial condition in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statements of asset and liabilities.  Actual results could differ from those estimates.

c) Guarantees and Indemnifications – In the ordinary course of business, the Company enters into contracts that contain a variety of indemnification provisions pursuant to which the Company agrees to indemnify third parties upon the occurrence of specified events. The Company’s maximum exposure relating to these indemnifications agreements is unknown.  However, the Funds have not had prior claims or losses in connection with these provisions and believe the risk of loss is remote.

d) Cash and Cash Equivalents – The Company defines and cash and cash equivalents to be highly liquid investments, with original maturities of three months or less.

e) Federal Income Taxes – As the Company did not have any revenues or expenses during the period from June 29, 2010 (inception) through December 7, 2012, no provisions for federal income taxes has been made.

f) Investments – The Company has invested $1,000 in each Fund, as initial seed capital, in exchange for 25 Units.

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g) Management Fee – The Company will collect a management fee, monthly in arrears, in an amount equal to 0.95% per annum of the average daily net asset value (“NAV”) for each respective Fund.  The management fee will be paid in consideration of the Company’s services as commodity pool operator, commodity trading advisor, and for managing the business and affairs of the Funds.

h) Organization and Offering Expenses – Rafferty Asset Management, LLC, the parent and sole owner of the Company, will pay all expenses incurred by the Company in connection with its organization and operation until the commencement of each Fund’s trading operations. Expenses incurred in connection with organizing the Funds and the offering of the shares upon commencement of its trading operations will also be paid by Rafferty Asset Management, LLC, Expenses incurred in connection with the continuous offering of shares of the Funds after the commencement of its trading operations will be paid by the Funds.

3.	SUBSEQUENT EVENTS

The Company has adopted authoritative standards for accounting for and disclosure of events that occur after the statement of financial condition date but before financial statements are issued or are available to be issued.  These standards require the Company to recognize in the financial statements the effects of all recognized subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet.  For nonrecognized subsequent events that must be disclosed to keep the financial statements from being misleading, the Company is required to disclose the nature of the event as well as an estimate of its financial effect, or a statement that such an estimate cannot be made.  The Company has evaluated subsequent events through, December 21, 2012, the issuance of the Company’s financial statements and has determined there is no impact to the Company’s financial statements.

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Direxion Asset Management, LLC
Statement of Changes in Member's Capital
For the period of June 29, 2010 to December 7, 2012

Member's Capital, June 29, 2010	$-
Contribution from Direxion Asset Management, LLC	13,000

Member's capital, December 7, 2012	$13,000

1  Inception

The accompanying notes are an integral part of these financial statements.

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Until [  ] [days], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ offering obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Part II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below.  All expenses incurred with respect to the distribution will be paid by the Sponsor.

Amounts
SEC Registration Fees	$30,008
FINRA Filing Fees	$[ ]
Printing Fees	$80,000
Legal Fees and Expenses	$300,000
Accounting Fees	$64,000
Miscellaneous Offering Costs	$60,000
Total	$[ ]

Item 14. Indemnification of Directors and Officers.

The Trust Agreement of the Trust provides for, and as amended from time-to-time, will provide for, the indemnification of the Sponsor. The Sponsor (including Covered Persons as will be provided under each amended Trust Agreement) shall be indemnified by the Trust (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Sponsor may be or may have been involved as a party or otherwise or with which such Sponsor may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as the Sponsor or by reason of his or her being or having been the Sponsor except with respect to any matter as to which such Sponsor shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Sponsor’s action was in the best interests of the Trust and except that the Sponsor shall not be indemnified against any liability to the Trust or its Shareholders by reason of willful misconduct or gross negligence of such Sponsor.

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, the Registrant has not issued any securities that were not registered under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description of Document
(4)(1)	Trust Agreement dated July 9, 2010 for Direxion Shares ETF Trust II is herein incorporated by reference to the Trust’s registration statement filed on July 20, 2010.
(5)	Opinion of counsel as to legality – to be filed by amendment.
(8)	Opinion of counsel as to tax matters –to be filed by amendment.
(10)(1)	Form of Sponsor Agreement – to be filed by amendment
(10)(2)	Form of Authorized Participant Agreement – to be filed by amendment
(10)(3)	Form of Fund Administration Servicing Agreement – to be filed by amendment
(10)(4)	Form of Fund Accounting Servicing Agreement – to be filed by amendment
(10)(5)	Form of Transfer Agent Servicing Agreement – to be filed by amendment
(10)(6)	Form of Custody Agreement – to be filed by amendment
(10)(7)	Form of Distribution Agreement – to be filed by amendment.
(10)(8)	Form of Investment Advisory Agreement – to be filed by amendment
(10)(9)	Form of Futures Commission Merchant Agreement – to be filed by amendment
(10)(10)	Consent of Independent Registered Public Accounting Firm – filed herewith.

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(b) Financial Statement Schedules.

None.

Item 17. Undertakings.

A.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

2

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on January 9, 2013.

Direxion Asset Management LLC,
Sponsor of the
Direxion Shares ETF Trust II

/s/ Daniel D. O’Neill
Daniel D. O’Neill, Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel D. O’Neill	Managing Director and Principal Executive Officer of	January 9, 2013
Daniel D. O’Neill	Direxion Asset Management LLC

/s/ Patrick J. Rudnick	Principal Financial Officer of	January 9, 2013
Patrick J. Rudnick	Direxion Asset Management LLC